EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the nineteenth day of December, 1997, among ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, VAL COR BANCORPORATION, INC. ("Val Cor"), a Colorado corporation having its principal office in Cortez, Colorado, VALLEY NATIONAL BANK OF CORTEZ ("Valley"), a national banking association organized under the laws of the United States, SBT BANKSHARES, INC. (the "Company"), a Colorado corporation having its principal office in Colorado Springs, Colorado, and STATE BANK AND TRUST OF COLORADO SPRINGS (the "Bank"), a banking corporation organized under the laws of the State of Colorado

                        W I T N E S S E T H   T H A T :

        WHEREAS, the Company is a bank holding company and the sole shareholder of the Bank;

        WHEREAS, Zions Bancorp is a bank holding company and the sole shareholder of Val Cor;

        WHEREAS, Val Cor is a bank holding company which owns in excess of 99 percent of the outstanding capital stock of Valley as of the date of this Agreement;

        WHEREAS, Zions Bancorp and Val Cor each desire to affiliate with the Company through the merger of the Company with and into Val Cor, with Val Cor to be the surviving corporation (the "Holding Company Merger") and, in addition, to cause the consolidation of the Bank and Valley into a new national banking association (the "Consolidated Association") (the consolidation of the Bank and Valley into the Consolidated Association hereinafter referred to as the "Bank Consolidation");

        WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers and those of the Bank and the areas served by the Company and the Bank to become affiliated with Zions Bancorp through the Holding Company Merger and to cause the Bank Consolidation;

        WHEREAS, the respective boards of directors of Valley and the Bank have determined that it would be in the best interests of Valley or the Bank, as the case may be, its shareholders and customers, for Valley and the Bank to consolidate into the Consolidated Association;

        WHEREAS, the respective Boards of Directors of Zions Bancorp, Val Cor, and the Company have agreed, subject in the case of the Company to the receipt of necessary shareholder approvals, to cause the Holding Company Merger pursuant to the provisions of section 7-111-101 et seq. of the Colorado Business Corporation Act; and, subject in the case of Valley to the receipt of necessary shareholder approvals, to cause the Bank Consolidation pursuant to the provisions of the Act of November 7, 1918, as amended (12 U.S.C. ss. 215);



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        WHEREAS, the respective Boards of Directors of Valley and the Bank have agreed, subject in the case of Valley to the receipt of necessary shareholder approvals, to cause the Bank Consolidation pursuant to the provisions of the Act of November 7, 1918; and

        WHEREAS, the parties intend that the Holding Company Merger and the Bank Consolidation (the Holding Company Merger and the Bank Consolidation hereinafter referred to together as the "Combinations") qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:


1.      Combinations.

        1.1. Form of Combinations.

             (a) Val Cor and the Company will execute a merger agreement (the "Holding Company Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Holding Company Merger Agreement, the Company will be merged with and into Val Cor in the Holding Company Merger and Val Cor shall be the surviving corporation. The shares of common stock, $5.00 par value, of the Company (the "Company Common Stock") shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(a) hereof.

             (b) Valley and the Bank will execute a consolidation agreement (the "Bank Consolidation Agreement") substantially in the form of Exhibit II annexed hereto. Immediately following the effectiveness of the Holding Company Merger, and subject to the provisions of the Bank Consolidation Agreement, the Bank and Valley will be consolidated into the Consolidated Association in the Bank Consolidation. The shares of common stock of the Bank and Valley shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such shares in the Consolidated Association provided in section 1.2(b) hereof.

        1.2. Consideration for Mergers.

             (a) Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof:


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                (i) each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock") calculated by dividing the product of the Consideration Number and the Collar Factor by the sum of the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date and the Option Equivalent Number;

                (ii) each holder of shares of Bank Common Stock shall be entitled to receive, in exchange for each share of Bank Common Stock held of record by such stockholder as of the Effective Date, that number of shares of the common stock of Consolidated Association, $5.00 par value (the "Consolidated Association Common Stock") calculated by, first, dividing the tangible book value of Valley by the number of shares of Valley Common Stock that shall be issued and outstanding at the Effective Date, and second, dividing the tangible book value of the Bank by the number so reached, and third, dividing the number so reached by the total number of shares of Bank Common Stock that shall be issued and outstanding at the Effective Date; and

                (iii) each holder of Valley Common Stock shall be entitled to receive, in exchange for each share of Valley Common Stock held of record by such stockholder as of the Effective Date, one share of Consolidated Association Common Stock.

             (b)       As used in paragraph (a) of this section 1.2:

                (i) the term "Consideration Number" means 625,000, except that if the total shareholders equity of the Company at December 31, 1997, determined in accordance with paragraph (c) of this section 1.2, shall be less than $5,000,000, then the "Consideration Number" shall be the difference between 625,000 and the number calculated by dividing the difference between $5,000,000 and the total shareholders equity of the Company at December 31, 1997, determined in accordance with paragraph (c) of this section 1.2, by $40.00;

                (ii) if the average (rounded to the nearest penny) of the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree, for each of the fifteen trading days ending on the fifth trading day before the Effective Date (the "Average Closing Price") is:

                       (A) less than $34.00, the Collar Factor shall be a fraction the numerator of which is $34.00 and the denominator of which is the Average Closing Price;

                       (B) more than $46.00, the Collar Factor shall be a fraction the numerator of which is $46.00 and the denominator of which is the Average Closing Price; and

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                       (C) not less than $34.00 and not more than $46.00, the
Collar Factor shall be One;

                (iii) the term "Option Equivalent Number" means the number reached by summing the following values as calculated for each option to purchase one share of Company Common Stock which is outstanding and unexercised at the Effective Date: (A) the difference between the Value-Per-Share Factor and the exercise price of that option (or, if a greater number, zero) divided by (B) the Value-Per-Share Factor; and

                (iv) the term "Value-Per-Share Factor" means a number of dollars and cents calculated by means of the following equation--

             "Value-Per-Share Factor"  =  ( V + ( O x P )
                                          --------------
                                             ( O + S )

--where:

                       (A) V equals the product of the Consideration Number, the Collar Factor, and the Average Closing Price;

                       (B) O equals the number of shares of Company Common Stock that are subject to a stock option (whether vested or unvested) to be purchased, which option is outstanding and unexercised at the Effective Date;

                       (C) P equals the per-share average of the exercise prices of all stock options (whether vested or unvested) to purchase shares of Company Common Stock, which options are outstanding and unexercised at the Effective Date; and

                       (D) S equals the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

             (c) Total shareholders equity of the Company at December 31, 1997 shall be determined for purposes of paragraph (b) of this section 1.2 in accordance with generally accepted accounting principles, except that:

                (i) the credit to shareholders equity caused by any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business, but excluding the sale of securities in connection with the ongoing securities-sale program carried out by the Company or the Bank with Merrill Lynch), all of which shall be determined in accordance with generally accepted accounting principles, occurring between October 1, 1997 and December 31, 1997, shall be excluded;


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                (ii) the unrealized gain or loss on available-for-sale
securities of the Company or the Bank, net of tax, which is recorded as an adjustment to shareholders equity pursuant to Statement of Financial Accounting Standards No. 115 shall be excluded; and

                (iii) the expense, through the Effective Date, net of taxes, of the investment bankers, consultants, brokers and finders who will have rendered services to the Company or the Bank through the Effective Date (except the services of attorneys and accountants rendering services in such capacities) shall be recognized as an expense of the Company during the period between October 1, 1997 and December 31, 1997, except to the extent that any of the same shall have been recognized as an expense of the Company prior to September 30, 1997.

        1.3. No Fractional Shares.

             (a) Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times $40.00. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

             (b) Consolidated Association will not issue fractional shares of its stock. In lieu of fractional shares of Consolidated Association Common Stock, if any, each shareholder of the Bank or of Valley who is entitled to a fractional share of Consolidated Association Common Stock shall receive an amount of cash equal to the product of such fraction times the tangible book value per share of Valley Common Stock immediately preceding the Effective Date. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

        1.4. Dividends; Interest.

             (a) No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.5 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 1.3(a) hereof.


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             (b) No shareholder of the Bank or of Valley will be entitled to receive dividends on his or her Consolidated Association Common Stock until he or she exchanges his or her certificates representing Bank Common Stock or Valley Common Stock, as the case may be, for Consolidated Association Common Stock. Any dividends declared on Consolidated Association Common Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.5 of this Agreement) and, upon receipt of the certificates representing shares of Bank Common Stock or Valley Common Stock, as the case may be, the Exchange Agent shall forward to the former shareholders entitled to receive Consolidated Association Common Stock (i) certificates representing their shares of Consolidated Association Common Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 1.3(b) hereof.

        1.5. Designation of Exchange Agent.

             (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

             (b) Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Common Stock in accordance with this Agreement.

             (c) Consolidated Association will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Consolidated Association Common Stock and the cash to be paid to holders of Bank Common Stock and Valley Common Stock in accordance with this Agreement.

        1.6. Notice of Exchange. Within five business days after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, Bank Common Stock or Valley Common Stock, as the case may be, except to such holders as shall have waived the notice required by this Section 1.6, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company, the Bank or Valley, as the case may be.

        1.7. Treatment of Stock Options. Each stock option (whether vested or unvested) to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be converted into an option to purchase, on the same terms as the option to purchase Company Common Stock, and with the same dates of exercisability and of expiration, that number of shares of Zions Bancorp Stock equal to the number of shares of Company Common Stock which the holder of such option would be entitled to receive under Section 1.2 of this Agreement had such option

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been exercised immediately preceding the Effective Date. The applicable per-share option price in effect immediately prior to the Effective Date shall be adjusted to an amount equal to the quotient obtained by dividing that option price by the number of shares of Zions Bancorp Stock which the holder of one share of Company Common Stock would be entitled to receive under Section 1.2 of this Agreement.

        1.8. Voting Agreements. Simultaneously herewith, each shareholder of the Company who is listed on Schedule 1.8 annexed hereto shall each enter into an agreement with Zions Bancorp, substantially in form and substance as that set forth as Exhibit III attached hereto, in which he or she agrees to vote all shares of Company Common Stock which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

        1.9. Employee Benefits. If any employee of the Company or of the Bank becomes a participant in any employment benefit plan, practice, or policy of Zions Bancorp, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company or the Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or the Bank that continue in effect following the Effective Date.


2.      Effective Date.

        The Effective Date shall be the date which is the latest of:

        2.1. Shareholder Approval. The day upon which the shareholders of the Company approve, ratify, and confirm the Holding Company Merger; or

        2.2. Bank Shareholder Approval. The day upon which the shareholders of Bank approve, ratify, and confirm the Bank Consolidation; or

        2.3. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Holding Company Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Holding Company Merger; or


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        2.4. OCC Approval. The first to occur of (a) the date thirty days following the date of the order of the Office of the Comptroller of the Currency (the "OCC") approving the Bank Consolidation, or (b) if, pursuant to section 321(b) of the Riegle Act, the OCC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

        2.5. Utah Commissioner Approval. If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") approving the transactions contemplated by this Agreement; or

        2.6. Colorado Division Approval. If such an order shall be required by law, the date ten days following the date of the order of the Colorado State Banking Board (the "Banking Board") approving the transactions contemplated by this Agreement; or

        2.7. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

        2.8. Expiration of Stays. Ten days after any stay of the approvals of any of the Board of Governors, the OCC, the Commissioner, or the Banking Board of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

        2.9. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.


3.      Conditions Precedent to Performance of Obligations of the Parties.

        The obligations of Zions Bancorp, Val Cor, and the Company to consummate the Holding Company Merger and the obligations of Valley and the Bank to consummate the Bank Consolidation shall be subject to the conditions that on or before the Effective Date:

        3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp and Val Cor of the business of the Company, the business of the Bank, and each of the branches of the Bank, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

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        3.2. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Holding Company Merger or the Bank Consolidation, or which would reasonably be expected to restrict materially the operation of the business of the Company or that of the Bank or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

        3.3. Accounting Treatment. It shall have been determined to the satisfaction of Zions Bancorp (a) as of the date of the effective date of the registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Holding Company Merger (the "Registration Statement") that the reorganization contemplated by this Agreement should be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and (b) as of the Effective Date that the reorganization contemplated by this Agreement will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Zions Bancorp shall have received letters to each of the above effects from KPMG Peat Marwick, certified public accountants.

        3.4. Registration Statement.

             (a) Effectiveness. The Registration Statement shall have become effective under the Securities Act, the Zions Bancorp Stock to be issued in the Holding Company Merger shall have thereby been registered under the Securities Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Holding Company Merger.

             (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

        3.5. Adverse Legislation. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of any of the material transactions contemplated by this Agreement impossible.

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4.      Conditions Precedent to Performance of the Obligations of Zions Bancorp,
        Val Cor, and Valley.

        The obligations of Zions Bancorp, Val Cor, and Valley hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing unless not so permitted by law:

        4.1. Approval by Shareholders of the Company and the Bank.

             (a) The shareholders of the Company, acting pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have authorized, ratified, and confirmed the Holding Company Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Colorado.

             (b) The shareholder of the Bank shall have authorized, ratified, and confirmed the Bank Consolidation by not less than the requisite percentage of the outstanding voting stock of each class of the Bank, in accordance with the applicable laws of the State of Colorado.

        4.2. Representations and Warranties; Performance of Obligations. All representations and warranties of the Company and the Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of the Company or the Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company or the Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, the president and chief executive officer and the chief financial officer of each of the Company and the Bank shall deliver to Zions Bancorp a certificate to that effect, substantially in form and substance as that set forth as Exhibit IV attached hereto. The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of the Company and the Bank made in this Agreement.

        4.3. Opinion of Company Counsel. Zions Bancorp shall have received a favorable opinion from McKenna & Cuneo, L.L.P., dated the Effective Date, substantially in form and substance as that set forth as Exhibit V attached hereto.

        4.4. Opinion of Company Litigation Counsel. Zions Bancorp shall have received a favorable opinion from legal counsel handling litigation matters for the Company and the Bank, dated the Effective Date, substantially in form and substance as that set forth as Exhibit VI attached hereto.


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        4.5. Delivery of Branch Authorizations. The Company shall have delivered to Zions Bancorp originals or certified copies of all of the regulatory authorizations entitling the Bank to operate each of its branch offices, together with a certification by the president and chief executive officer and the chief financial officer of the Bank dated the Effective Date, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

        4.6. No Adverse Developments.

             (a) During the period from September 30, 1997 to the Effective Date, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank taken as a whole, nor shall the Company or the Bank have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and (ii) none of the events described in clauses (a) through (f) of Section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

             (b) As of the Effective Date, the capital structure of the Company and the capital structure of the Bank shall be as stated in section 6.9.

             (c) As of the Effective Date, other than liabilities incurred in the ordinary course of business subsequent to December 31, 1996, there shall be no liabilities of the Company or the Bank which are material to the Company on a consolidated basis which were not reflected on the consolidated statement of condition of the Company as of December 31, 1996 or in the related notes to the consolidated statement of condition of the Company as of December 31, 1996.

             (d) No adverse action shall have been instituted or threatened by any governmental authority, or referred by a governmental authority to another governmental authority, for the enforcement or assessment of penalties for the violation of any laws of regulations relating to equal credit opportunity, fair housing, or fair lending.

             (e) Zions Bancorp shall have received a certificate dated the Effective Date, signed by the president and the chief financial officer of the Company and the president and the chief financial officer of the Bank, certifying to the matters set forth in paragraphs (a), (b), (c), and (d) of this section 4.6. The delivery of such officers' certificate shall in no way diminish the warranties and representations of the Company or those of the Bank made in this Agreement.

        4.7. Consolidated Net Worth. On and as of the Effective Date, the consolidated net worth of the Company as determined in accordance with generally accepted accounting principles shall not be less than the sum of (a) $4,499,551 and (b) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after September 30, 1997.


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        4.8. Loan Loss Reserve. On and as of the Effective Date, the aggregate reserve for loan losses of the Bank as determined in accordance with generally accepted accounting principles or, to the extent different from generally accepted accounting principles, accounting principles mandated or expressly permitted by the Board of Governors ("Applicable Accounting Principles") shall not be less than $587,397.

        4.9. CRA Rating. The CRA rating of the Bank shall be no lower than "satisfactory."

        4.10. Employment Agreements. John G. Jackson shall have entered into an employment agreement with Valley substantially in form and substance as that set forth as Exhibit VII attached hereto.

        4.11. Federal Income Taxation. Zions Bancorp shall have received a written opinion of Duane, Morris & Heckscher LLP, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more reorganizations under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder.

        4.12. Comfort Letter. At each of the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and the Effective Date, Zions Bancorp shall have received a letter from the chief financial officer of the Company, in form and substance acceptable to Zions Bancorp, stating that a reading of the latest available consolidated financial statements of the Company and financial statements of the Bank did not cause him or her to believe that (i) the Company's consolidated financial statements are not stated on a basis consistent with that followed in the Company's consolidated financial statements for the most recent fiscal year end; or (ii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the Company's consolidated financial statements for the most recent fiscal year end. Each letter shall also cover such other matters pertaining to the Company's and the Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

        4.13. Preemptive Rights. The holders of all of the outstanding shares of Company Common Stock shall have executed and delivered, or caused to be delivered, to Zions Bancorp such documents, in form and substance satisfactory to Zions Bancorp, waiving all preemptive rights granted to them under the articles of incorporation of the Company and the Colorado Revised Statutes to be offered, to subscribe to, or to acquire shares of common stock, rights, warrants, privileges, and options to purchase or receive common stock, securities and obligations of any kind convertible into common stock, or any other equity interest or right to an equity interest in the Company, now or hereafter authorized.

        4.14. Consent to Transfer of Lease. The landlord of the facility at 111 South Tejon Street, Colorado Springs, Colorado which the Bank currently uses as its head office shall have executed and delivered to Valley an appropriate estoppel certificate and a written consent to the assignment and assumption by the Bank of the lease of such facility, the form and substance of both of which shall be reasonably acceptable to Valley.

        4.15. Bank Stock Loan. NationsBank, N.A. shall have delivered to the Company and the Bank, in form and substance reasonably acceptable to Zions Bancorp, the written consent of NationsBank, N.A. to the transactions contemplated by this Agreement, the assumption or discharge by Val Cor of the loan that is the subject of that certain loan agreement dated as of April 15, 1997 between NationsBank, N.A., the Company, and the Bank, and the release of the shares of the stock of the Bank which secure such loan. The parties to this Agreement agree to use their best efforts to procure such consent, or to obtain such other result as shall effect the payment of such loan and the release of the shares of the stock of the Bank which secure such loan, in good faith and in a timely manner.

5. Conditions Precedent to Performance of Obligations of the Company and the Bank.

        The obligations of the Company and the Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing unless not so permitted by law:

        5.1. Approval by Shareholders of Valley. The shareholders of Valley shall have authorized, ratified, and confirmed the Bank Consolidation by not less than the requisite percentage of the outstanding voting stock of each class of Valley, in accordance with the applicable laws of the United States.

        5.2 Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp, Val Cor, and Valley contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp, Val Cor, and Valley contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp, Val Cor, or Valley on or prior to the Effective Date shall have been so performed or met. On the Effective Date, either the President or an Executive Vice President of Zions Bancorp and either the Chairman of the Board or the President of each of Val Cor and Valley shall deliver to the Company a certificate to that effect, substantially in form and substance as that set forth as Exhibit IV attached hereto. The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions Bancorp, Val Cor, and Valley made in this Agreement.

        5.3. Opinion of Zions Bancorp Counsel. The Company shall have received a favorable opinion of Duane, Morris & Heckscher LLP, dated the Effective Date, substantially in form and substance as that set forth as Exhibit VIII attached hereto.

        5.4. No Adverse Developments. During the period from September 30, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by either the President of Zions Bancorp or an Executive Vice President of Zions Bancorp to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions Bancorp made in this Agreement.

        5.5. Status of Zions Bancorp Stock. Zions Bancorp Stock shall be listed on the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange).

        5.6. Federal Income Taxation. The Company shall have received a written opinion of McKenna & Cuneo, L.L.P., applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more reorganizations under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder.


6.      Representations and Warranties of the Company and the Bank.

        The Company (with respect to the Company and the Bank) and the Bank (solely with respect to itself) each represent and warrant to Zions Bancorp, Val Cor, and Valley as follows:

        6.1. Organization, Powers, and Qualification. Each of the Company and the Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of the Company and the Bank owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Company or the Bank in any material respect. Each of the Company and the Bank is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect the operation and properties of the Company or the Bank in any material respect.

        6.2. Execution and Performance of Agreement. Each of the Company and the Bank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

        6.3. Absence of Violations.  Except as set forth on Schedule 6.3 hereof:

             (a) neither the Company nor the Bank is in violation of its respective charter documents or bylaws, nor of any applicable federal, state, or local law or ordinance nor any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a materially adverse effect on its business, properties, liabilities, financial position, results of operations, or prospects; and neither the Company nor the Bank has received any claim or notice of violation with respect thereto;

             (b) neither the Company nor the Bank nor any member of the management of either of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Federal Reserve Bank of Kansas City, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Colorado, or any other regulatory agency that relates to the conduct of the business of the Company or the Bank or their assets; and except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened;

             (c) each of the Company and the Bank has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the operations of the Company and the Bank and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of each of the Company and the Bank with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

             (d) the Bank has established a CRA policy which provides for (i) goals and objectives consistent with CRA; (ii) a methodology for self-assessment by the board of directors of the Bank; (iii) ongoing CRA training of all personnel of the Bank, including the members of its board of directors; and (iv) procedures whereby all significant CRA-related activity is documented; and the Bank has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of the Bank.

        6.4. Compliance with Agreements. Neither the Company nor the Bank is in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of each of the Company and the Bank comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

        6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of each of the Company and the Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of the Company and the Bank. Subject to approval by its shareholders of this Agreement, no other corporate proceedings on the part of either the Company or the Bank are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

        6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Company or the Bank. Such execution, consummation, or fulfillment will not (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or, except as set forth on Schedule 6.6 hereof, give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Company or the Bank pursuant to any material agreement or instrument under which the Company or the Bank is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of the Company or the Bank in respect of which it is an obligor; (b) if the Holding Company Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the Bank Consolidation is approved by the OCC, the Commissioner, and the Banking Board, violate any law, statute, rule, or regulation of any government or agency to which the Company or the Bank is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Company or the Bank or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the OCC, the Commissioner, and the Banking Board.

        6.7. Compliance with BHC Act.

             (a) The Company is registered as a bank holding company under the BHC Act. All of the activities and investments of the Company conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

             (b) No corporation or other entity, other than the Company, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over the Bank or over any company that directly or indirectly has control over the Bank.

        6.8. Subsidiaries.

             (a) Other than the Bank, which is a direct, wholly-owned subsidiary of the Company, and other than as set forth on Schedule 6.8 hereof, the Company does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by the Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of the Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Bank. There are no other direct or indirect subsidiaries of the Company which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of the Bank prepared in accordance with generally accepted accounting principles.

             (b) Except as specified in the previous subsection, neither the Company nor the Bank has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

        6.9. Capital Structure.

             (a) The authorized capital stock of the Company consists of (i) 200,000 shares of Company Common Stock, of which, as of the date of this Agreement, 78,592 shares have been duly issued and are validly outstanding, fully paid, and held by approximately 25 shareholders of record, and 37,933 additional shares are issued and held in the treasury of the Company. The aforementioned shares of Company Common Stock are the only voting securities of the Company authorized, issued, or outstanding as of such date; and except as set forth on Schedule 6.9 hereof, no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. No shares of Company Common Stock are held by the Company as treasury shares except for the 37,933 shares of Company Common Stock aforesaid. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

             (b) Schedule 6.9 hereof lists all options to purchase Company securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 6.9 hereof further lists all shares of Company Common Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of Company Common Stock designated or made available for grant but not yet granted.

             (c) The authorized capital stock of the Bank consists of 100,000 shares of common stock, $60,558.29 par value (the "Bank Common Stock"), of which, as of the date of this Agreement, 19.81562 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The aforementioned shares of Bank Common Stock are the only voting securities of the Bank authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Bank are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Bank. None of the Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Bank.

             (d) Except as set forth on Schedule 6.9 hereof, none of the shares of Company Common Stock or Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

             (e) As of the date hereof, to the best of the knowledge of the Company and the Bank, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either the Company or the Bank to vote or to dispose of his or its shares of capital stock of that entity.

             (f) The Company has not granted any shareholders' rights to dissent from any merger.

        6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Company and the Bank that have been provided to Zions Bancorp and certified by the Company as complete and true copies are true, correct, and complete copies thereof. The minute books of the Company and the Bank which have been made available to Zions Bancorp for its continuing inspection until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Company and the Bank since their respective inceptions. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Company and the Bank and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Company or the Bank.

        6.11. Books and Records. The books and records of each of the Company and the Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of the Company and the Bank follows Applicable Accounting Principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. The Company and the Bank have made all accruals in amounts which fairly report income and expense in the proper periods in accordance with Applicable Accounting Principles. Each of the Company and the Bank has filed all material reports and returns required by any law or regulation to be filed by it.

        6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available to Zions Bancorp or grant to Zions Bancorp continuing access until the Effective Date to originals or copies of the following documents relating to the Company and the Bank:

             (a) All regulatory approvals received since January 1, 1992, of the Company and the Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

             (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or the Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

             (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

             (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

             (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or the Bank operates its businesses or is authorized to operate its businesses, or with respect to which the Company or the Bank has any application pending for authorization to operate its businesses;

             (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or the Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

             (g) All federal, state, and local tax returns, including any amended returns, filed by the Company or the Bank for the years 1991 through 1996, a copy of the most recent audit examination of each of the Company and the Bank by the Internal Revenue Service ("IRS"), and a copy of all correspondence or other documents with respect to any examination that has not yet been resolved, a copy of the most recent state or local tax agency examination, if any, of each of the Company and the Bank, and a copy of all correspondence or other documents with respect to any examination that has not yet been resolved, and all tax rulings, closing agreements, settlement agreements, or similar documents with respect to the Company or the Bank received from or entered into with the IRS or any other taxing authority since January 1, 1988 or that would have continuing effect after the Effective Date.

        6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, and September 30, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). All of the Company Financial Statements, including the related notes, (a) were prepared in accordance with Applicable Accounting Principles applied in all material respects, and (b) are in accordance with the books and records of the Company and the Bank which have been maintained in accordance with Applicable Accounting Principles, and (c) fairly reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with Applicable Accounting Principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

        6.14. Call Reports; Bank Holding Company Reports.

             (a) The Bank has made available to Zions Bancorp its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated March 31, 1995 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with Applicable Accounting Principles applied in all material respects.

             (b) No adjustments are required to be made to the equity capital account of the Bank as reported on any of the Consolidated Reports of Condition referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles as of such date.

             (c) The Company has furnished to Zions Bancorp (i) its annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1996, and (ii) its semi-annual report on Form FR Y-9SP as filed with the Board of Governors as of June 30, 1997.

        6.15. Absence of Undisclosed Liabilities. At September 30, 1997, neither the Company nor the Bank had any obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or which when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by the Company or the Bank in the ordinary course of their business consistent with past practice. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes and any interest, penalties, or additions to tax with respect thereto ("Tax" or "Taxes") accrued in accordance with Applicable Accounting Principles and unpaid at September 30, 1997. Since September 30, 1997, neither the Company nor the Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or (z) as expressly contemplated herein.

        6.16. Absence of Certain Developments. Since September 30, 1997, except as set forth on Schedule 6.16 hereof, there has been (a) no material adverse change in the condition, financial or otherwise, or to the assets, properties, liabilities, or businesses of the Company and the Bank, (b) no material deterioration in the quality of the consolidated loan portfolio of the Company, and no material increase in the consolidated level of nonperforming assets or non-accrual loans at the

Company or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or the Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or the Bank, other than customary cash dividends paid by the Company or the Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice; (d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or the Bank, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or the Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or the Bank is a party, nor any other transaction by the Company or the Bank involving an amount in excess of $25,000 other than for fair value in the ordinary course of its business. Since September 30, 1997, except as set forth on Schedule 6.16 hereof, (x) each of the Company and the Bank has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at September 30, 1997; and (z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1995 and 1996 and the first nine months of 1997, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

        6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses is adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

        6.18. Tax Matters.

             (a) Except as set forth on Schedule 6.18 hereof, all Tax returns and reports required to be filed by or on behalf of the Company or the Bank have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1996, and all returns filed are complete and accurate and properly reflect its Taxes for the periods covered thereby. All Taxes shown or required to be shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any Taxes that might result in a determination adverse to the Company or the Bank, except as reserved against in the Company Financial Statements. All Taxes due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

             (b) Neither the Company nor the Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

             (c) To the extent any Taxes are due from, but have not yet been paid by, the Company or the Bank for the period or periods beginning January 1, 1997 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

             (d) Except as set forth on Schedule 6.18 hereof, deferred Taxes of the Company and the Bank have been provided for in accordance with Applicable Accounting Principles as in effect on the date of this Agreement.

             (e) The deductions of the Bank for bad debts taken and the reserve of the Bank for loan losses for federal income tax purposes at December 31, 1996, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

             (f) Other than liens arising under the laws of the State of Colorado with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or the Bank.

             (g) The Company and the Bank (A) have timely filed all information returns or reports required to be filed with respect to Taxes, including but not limited to those required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code, (B) have properly and timely provided to all persons, other than taxing authorities, all information reports or other documents (for example, Form 1099s, Form W-2s, and so forth) required to be provided to such persons under applicable law, and (C) have exercised due diligence in obtaining certified taxpayer identification numbers as required under applicable law.

             (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

             (i) The Company and the Bank have in all material respects satisfied all federal, state, local, and foreign withholding tax requirements including but not limited to income, social security, and employment tax withholding.

             (j) Neither the Company nor the Bank (A) is, or has been, a member of a group filing a consolidated, combined, or unitary tax return, other than a group the common parent of which is or was the Company, or (B) has any liability for the Taxes of any person (other than the Company and the Bank) under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than $4,499,551.

        6.20. Examinations. To the extent consistent with law, the Company has heretofore disclosed to Zions Bancorp relevant information contained in the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to the Company issued by the Board of Governors and the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to the Bank issued by each of the Division and the Federal Reserve Bank of Kansas City. Such information so disclosed consists of all material information with respect to the financial, operational, and legal condition of the entity under examination which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

        6.21. Reports. Since January 1, 1994, each of the Company and the Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Board of Governors, (b) the Federal Reserve Bank of Kansas City, (c) the FDIC, (d) the United States Department of the Treasury, (e) the Colorado Division of Banking or the Banking Board, as the case may be, and (f) any other governmental or regulatory authority or agency having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

        6.22. FIRA Compliance and Other Transactions with Affiliates. Except as set forth on Schedule 6.22 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Company or the Bank and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Company or the Bank (collectively, "Insiders") has any ongoing material transaction with the Company or the Bank on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Company or the Bank not in the ordinary course of business; and (c) all other extensions of credit by the Company or the Bank to any Insider have heretofore been disclosed in writing by the Company to Zions Bancorp.

        6.23. SEC Registered Securities. No equity or debt securities of the Company or the Bank are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements or as set forth on Schedule 6.24 hereof, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or the Bank has been served with process or otherwise been given notice) or, to the best of the knowledge of the Company and the Bank , threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

        6.25. Absence of Governmental Proceedings. Except as set forth on
Schedule 6.25 hereof, neither the Company nor the Bank is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of the knowledge of the Company and the Bank, no such proceeding is threatened.

        6.26.   Federal Deposit Insurance.

             (a) The deposits held by the Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 et seq.), and the Bank has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act.

             (b) The Bank is a member of and pay insurance assessments to the Bank Insurance Fund of the FDIC ("BIF"), and its deposits are insured by the BIF. None of the deposits of the Bank are insured by the Savings Association Insurance Fund of the FDIC ("SAIF"), and the Bank pays no insurance assessments to the SAIF.

        6.27. Other Insurance. Each of the Company and the Bank carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither the Company nor the Bank is in default with respect to any such policy which is material to it.

        6.28. Labor Matters. Neither the Company nor the Bank is a party to or bound by any collective bargaining contracts with respect to any employees of the Company or the Bank. Since their respective inceptions there has not been, nor to the best of the knowledge of the Company and the Bank was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Company or the Bank or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, neither the Company nor the Bank is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

        6.29.   Employee Benefit Plans.

             (a) Schedule 6.29 hereto contains a list or brief descriptions of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Company or the Bank for the employees or former employees of the Company or the Bank. The Company has previously made available and will continue to make available to Zions Bancorp for its continuing review until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on Schedule 6.29, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and (ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

             (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, neither the Company nor the Bank has any liability with respect to any pension plan qualified under section 401 of the Code. Neither the Company nor the Bank sponsors or maintains any defined benefit plan and has never sponsored or maintained any defined benefit plan.

             (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Company or the Bank (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of September 30, 1997, neither the Company nor the Bank had any material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). None of the Plans, the Company, the Bank, nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. Neither the Company nor the Bank has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

             (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Company or the Bank may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

        6.30. Employee Relations. As of the date hereof, each of the Company and the Bank is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and neither the Company nor the Bank is engaged in any unfair labor practice. As of the date hereof, except as set forth on Schedule 6.30 hereof, no dispute exists between the Company or the Bank and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Company or the Bank.

        6.31. Fiduciary Activities. The Bank is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. The Bank is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1994, the Bank has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

        6.32.   Environmental Liability.

             (a) Except as set forth on Schedule 6.32 hereof, neither the Company nor the Bank is in material violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

             (b) Except as set forth on Schedule 6.32 hereof, neither the Company, the Bank, nor, to the best of the knowledge of either of them, any borrower of the Company or of the Bank has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Company or the Bank or, to the best of the knowledge of either of them, any borrower of the Company or of the Bank received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

             (c) No portion of any real property at any time owned or leased by the Company or the Bank (collectively, the "Company Real Estate") has been used by the Company or the Bank for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of the Company and the Bank, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Company Real Estate. In the course of its activities, neither the Company nor the Bank has generated or is generating any hazardous waste on any of the Company Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Company or the Bank on, upon, or into any of the Company Real Estate. In addition, to the best of the knowledge of the Company and the Bank, except as set forth on
Schedule 6.32 hereof, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Company Real Estate that, through soil or groundwater contamination, may be located on any of such Company Real Estate.

             (d) With respect to any real property at any time held as collateral for any outstanding loan by the Company or the Bank (collectively, the "Collateral Real Estate"), except as set forth on Schedule 6.32 hereof, neither the Company nor the Bank has since January 1, 1988 received notice from any borrower thereof or third party, and has no knowledge, that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

             (e) As used in this Section 6.32, each of the terms "Company" and "Bank" includes the applicable entity and any partnership or joint venture in which it has an interest.

        6.33. Intangible Property. Except as set forth on Schedule 6.33 hereof, to the best of the knowledge of the Company and the Bank:

             (a) each of the Company and the Bank owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business; and

             (b) no material product or service offered and no material trademark, service mark, or similar right used by the Company or the Bank infringes any rights of any other person, and, as of the date hereof, neither the Company nor the Bank has received any written or oral notice of any claim of such infringement.

        6.34. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, each of the Company and the Bank possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of either the Company or the Bank, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of September 30, 1997, or acquired by the Company or the Bank subsequent to the date thereof. The leases pursuant to which the Company and the Bank lease real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by either the Company or the Bank is free from any adverse claim which would materially interfere with its business or operation taken as a whole. The material properties and equipment owned or leased by the Company and the Bank are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

        6.35. Loans, Leases, and Discounts.

             (a) To the best of the knowledge of the Company and the Bank, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of September 30, 1997, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $25,000 is subject to any asserted defense, offset, or counterclaim known to the Company or the Bank.

             (b) Except as set forth on Schedule 6.35 hereof, neither the Company nor the Bank holds any loans or loan-participation interests purchased from, or participates in any loans originated by, any person other than the Company or the Bank.

        6.36. Material Contracts. Neither the Company nor the Bank nor any of the assets, businesses, or operations of either of them is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

        6.37. Employment and Severance Arrangements. Schedule 6.37 hereof sets forth

             (a) all employment contracts granted by the Company or the Bank to any of its officers, directors, shareholders, consultants, or other management officials and any officer, director, shareholder, consultant, or management official of any affiliate providing for increased or accelerated compensation in the event of a change of control with respect to the Company or the Bank or any other event affecting the ownership, control, or management of the Company or the Bank; and

             (b) all employment and severance contracts, agreements, and arrangements between the Company or the Bank and any officer, director, consultant, or other management official of any of them.

        6.38. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. As of the date of this Agreement and as of the Effective Date, neither the Company nor the Bank is or will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

        6.39. Capital Expenditures. Except as set forth on Schedule 6.39 hereof, neither the Company nor the Bank has any outstanding commitments in the nature of capital expenditures which in the aggregate exceed $25,000.

        6.40. Repurchase Agreements. With respect to all agreements pursuant to which the Company or the Bank has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

        6.41. Internal Controls. Each of the Company and the Bank maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with Applicable Accounting Principles. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

        6.42. Dividends. Neither the Company nor the Bank has paid any dividend to its shareholders which caused its regulatory capital to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

        6.43. Brokers and Advisers. Except as set forth on Schedule 6.43 hereof,
(a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or the Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or the Bank, and (b) neither the Company nor the Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

        6.44. Interest Rate Risk Management Instruments.

             (a) Schedule 6.44 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which the Company or the Bank is a party or by which any of its properties or assets may be bound.

             (b) All interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Company or the Bank is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of its business and, to the best of its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially responsible at the time and are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and the Bank have duly performed in all material respects of all of their respective obligations thereunder to the extent that such obligations to perform have accrued; and to the best of the knowledge of the Company and the Bank, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        6.45. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Company or the Bank hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Company or the Bank which has not been disclosed in the Company Financial Statements or a certificate delivered to Zions Bancorp by the Company. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp, Val Cor, or Valley or solely by Zions Bancorp, Val Cor, or Valley and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

        6.46. Regulatory and Other Approvals. As of the date hereof, except as set forth on Schedule 6.46 hereof, neither the Company nor the Bank is aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Date of the business of the Company and the Bank as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, neither the Company nor the Bank is aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Date of the business of the Company and the Bank as such business is carried on immediately prior to the Effective Date.


7.      Covenants of the Company and the Bank.

        The Company (on behalf of itself and the Bank) and the Bank (on behalf of itself) each hereby covenant and agree as follows:

        7.1. Rights of Access. In addition and not in limitation of any other rights of access provided to Zions Bancorp, Val Cor, and Valley herein, until the Effective Date the Company and the Bank will give to Zions Bancorp, Val Cor, and Valley and to their representatives, including their certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and the Bank, and such information with respect to their business affairs and properties as Zions Bancorp, Val Cor, or Valley from time to time may reasonably request.

        7.2. Corporate Records, Contracts, etc.

             (a) The Company and the Bank will make available to Zions Bancorp, Val Cor, and Valley copies of their respective articles of incorporation and bylaws, and will make available their respective minute books, all of which shall be certified to be complete and true copies.

             (b) The Company and the Bank will make available copies of all contracts or agreements involving amounts in excess of $25,000 to which the Company or the Bank is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertaining to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

             (c) The Company and the Bank will furnish to Zions Bancorp, Val Cor, and Valley the following information with respect to properties owned by the Company and the Bank: (i) a brief description and location of each parcel of real property owned by the Company or the Bank, (ii) a brief description of real property covered by lease or other rental arrangements to which the Company or the Bank is a party, including a copy of the relevant leases; and (iii) a brief description of personal property with a value in excess of $25,000 covered by lease or other rental arrangements to which the Company or the Bank is a party, including a copy of the relevant leases.

        7.3. Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

             (a) The Company and the Bank will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between October 1, 1997 and the Effective Date which it customarily prepared during the period between January 1, 1995 and September 30, 1997 and shall promptly provide Zions Bancorp with copies of all such financial statements and reports. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with Applicable Accounting Principles applied in all material respects.

             (b) The Company and the Bank shall promptly provide Zions Bancorp with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Date, and (ii) complete copies of all minutes of meetings of its board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or the Bank, as the case may be.

        7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, neither the Company nor the Bank will, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Company or the Bank to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of that payer; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities

(except for issuances of Company Common Stock upon exercise of stock options outstanding on the date of this Agreement), or grant any options to acquire such additional securities; (c) merge into, consolidate with, or sell its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as explicitly contemplated herein; (d) convert the charter or form of entity of the Bank from that in existence on the date of this Agreement to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;
(f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of October 1, 1997, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (j) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in Section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement; nor (k) purchase any loans or loan-participation interests from, or participate in any loans originated by, any person other than the Company or the Bank.

        7.5. Preservation of Business. Each of the Company and the Bank will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) maintain the ratio of its loans to its deposits at approximately the same level as existed at September 30, 1997, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it; (c) manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1997, and will take no action to change the percentage which its investment portfolio bears to its total assets, or to lengthen the average maturity of its investment portfolio, or of any significant category thereof, to any material extent; (d) continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, to keep available its present employees; and to preserve its present relationships with customers and others having business dealings with it; (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;
(g) not amend its articles of incorporation or bylaws; and (h) not grant or expand any shareholders' rights to dissent from any merger.

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        7.6. Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act and for purposes of qualifying the Holding Company Merger for "pooling of interests" accounting treatment. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of (a) the shares of Company Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Holding Company Merger (the "Company Merger Shares") or any other shares of Zions Bancorp Stock held by such person during the period commencing thirty days prior to the Effective Date and ending at such time as financial results covering at least thirty days of post-Holding Company Merger combined operations have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies or (b) the Company Merger Shares except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

        7.7. Inconsistent Activities. Unless and until the Holding Company Merger has been consummated or this Agreement has been terminated in accordance with its terms, neither the Company nor the Bank will (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Company Common Stock or any capital stock of the Bank or any significant portion the assets of either of them (whether by tender offer, merger, purchase of assets, or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its properties, books or records except as required by mandatory provisions of law;
(c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company or the Bank becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement, the Holding Company Merger, or the Bank Merger, the Company and the Bank shall immediately give notice thereof to Zions Bancorp.


8.      Representations and Warranties of Zions Bancorp, Val Cor, and Valley.

        Zions Bancorp (with respect to itself, Val Cor, and Valley), Val Cor (with respect to itself and Valley), and Valley (solely with respect to itself) each represent and warrant to the Company and the Bank as follows:

        8.1. Organization, Powers, and Qualification. Each of Zions Bancorp, Val Cor, and Valley is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of Zions Bancorp, Val Cor, and Valley owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. Each of Zions Bancorp, Val Cor, and Valley is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

        8.2. Execution and Performance of Agreement. Each of Zions Bancorp, Val Cor, and Valley has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

        8.3. Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligations of each of Zions Bancorp, Val Cor, and Valley enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of Zions Bancorp, Val Cor, and Valley. No other corporate proceedings on the part of any of them are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

        8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of Zions Bancorp, Val Cor, or Valley. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Zions Bancorp, Val Cor, or Valley pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Holding Company Merger is approved by the Board of Governors under the BHC, or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the transactions contemplated by this Agreement are approved by the OCC, the Commissioner, and the Banking Board, violate any law, statute, rule, or regulation of any government or agency to which Zions Bancorp, Val Cor, or Valley is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the OCC, the Commissioner, and the Banking Board.

        8.5. Brokers and Advisers.

             (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp, Val Cor, or Valley in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of any of them.

             (b) None of Zions Bancorp, Val Cor, nor Valley has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

        8.6. Books and Records. The books and records of each of Zions Bancorp, Val Cor, and Valley fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of Zions Bancorp, Val Cor, and Valley follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. Each of Zions Bancorp, Val Cor, and Valley has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of Zions Bancorp, Val Cor, and Valley has filed all material reports and returns required by any law or regulation to be filed by it.

        8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, and September 30, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

        8.8. Absence of Certain Developments. Since September 30, 1997, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and
(b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

        8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company. Copies of all documents referred to in this Agreement, unless prepared solely by the Company and the Bank or solely by the Company and the Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.


9.      Closing.

        9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, One South Main Street, Suite 1380, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

        9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

             (a) such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

             (b) the Holding Company Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Holding Company Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

             (c) the Bank Consolidation shall be effected.


10.     Termination, Damages for Breach, Waiver, and Amendment.

        10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by any party on or after July 31, 1998, by instrument duly authorized and executed and delivered to the other parties, unless the Effective Date shall have occurred on or before such date.

        10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company):

             (a) by mutual consent of the parties hereto;

             (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company or the Bank contained in Section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by the Company or the Bank of any covenant or agreement of the Company or the Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company or the Bank, as the case may be;

             (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp, Val Cor, or Valley contained in Section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by Zions Bancorp, Val Cor, or Valley of any covenant or agreement of Zions Bancorp, Val Cor, or Valley contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp, Val Cor, or Valley, as the case may be; or

             (d) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Holding Company Merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of Colorado or the State of Utah to restrain or invalidate the transactions contemplated by this Agreement.

        10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, Val Cor, Valley, the Company, the Bank, or their respective directors or officers or shareholders, in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in Section 11.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination; (b) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable to the other party or parties hereto that are not affiliated with it to the extent of the actual, reasonable out-of-pocket expenses, not to exceed $500,000, incurred by the other party or parties not affiliated with it in connection with the negotiation and preparation of this Agreement and the carrying out of the transactions contemplated hereby; and (c) if a Trigger Event should occur, the Company shall be liable (and in the event that the Bank or its board of directors shall have participated in the Trigger Event, the Company and the Bank shall be jointly and severally liable) to Zions Bancorp in the amount of $1,000,000. As used in this Section 10.3, "Trigger Event" shall mean any of the following: (w) the board of directors of the Company or the board of directors of the Bank shall have authorized the execution of an agreement with any person or group of persons other than Zions Bancorp or an affiliate of Zions Bancorp (a "Third Party") pursuant to which such Third Party will acquire, merge or consolidate with, or acquire all or substantially all of the assets of, the Company or the Bank, or engage in a substantially similar transaction; (x) the board of directors of the Company or the board of directors of the Bank shall have supported an offer or proposal by any Third Party to acquire, merge or consolidate with the Company or the Bank, or acquire all or substantially all of the assets of the Company or the Bank (or to engage in a substantially similar transaction); (y) unless such recommendation is required, in the reasonable opinion of independent corporate counsel to the Company, for the board of directors of the Company to discharge its fiduciary duties, the board of directors of the Company or the board of directors of the Bank shall have recommended to the shareholders of the Company that they not approve this Agreement; or (z) the shareholders of the Company, at the meeting of shareholders called to vote on this Agreement, fail to approve this Agreement by the vote required by applicable law and the articles of incorporation of the Company and, within six months thereafter, the board of directors of the Company or the Board of Directors of the Bank shall have either authorized the execution of an agreement with a Third Party pursuant to which such Third Party will acquire, merge or consolidate with, or acquire all or substantially all of the assets of, the Company or the Bank, or engage in a substantially similar transaction, or supported an offer or proposal by any Third Party to acquire, merge or consolidate with the Company or the Bank, or acquire all or substantially all of the assets of the Company or the Bank (or to engage in a substantially similar transaction).

        10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by that party (if an individual) or by the board of directors of such party (if a corporation), or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the party, board of directors, or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to it or to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

        10.5. Amendment.

             (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company or shareholders of Valley in any respect that would prejudice the economic interests of such Company shareholders or Valley shareholders, as the case may be, or any of them, except as specifically provided herein or by like action of such shareholders.

             (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectuate the transactions contemplated by this Agreement through means of a sequence of mergers such as is contemplated herein, then the parties hereto agree to effect such change in the form of transaction as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.

             (c) The parties to this Agreement acknowledge that Valley is a party to an unrelated agreement and plan of reorganization pursuant to which Valley is scheduled to be merged with and into The First National Bank in Alamosa, a national banking association with its head office located in Alamosa, County of Alamosa, State of Colorado (the "Alamosa Merger"). The parties hereto agree that nothing in this Agreement shall preclude or condition the right of Valley to participate in the Alamosa Merger. The parties hereto further agree that, if the Alamosa Merger shall have occurred prior to the Effective Date, then the parties hereto agree to effect such change in the form of transaction, by written instrument in amendment of this Agreement and of such other agreements between or among the parties hereto or any of them as shall be implicated herein, as shall be necessary or advisable to cause the Bank to merge into the resulting bank in the Alamosa Merger.


11.     General Provisions.

        11.1. Allocation of Costs and Expenses. Except as provided in this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. Each party hereto shall also pay the fees and expenses which it is deemed to have incurred by virtue of the next sentence of this Section. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the

Company, (ii) the cost of printing and delivering the proxy statement or information statement and other materials to be transmitted to shareholders of Valley shall be deemed to be incurred on behalf of Valley, and (iii) the cost of registering under federal and state securities laws the stock of Zions Bancorp to be received by the shareholders of the Company shall be deemed to be incurred on behalf of Zions Bancorp, and (iv) the cost of procuring the regulatory approvals, orders, and waivers described in sections 2.3, 2.4, 2.5, and 2.6 shall be deemed to be incurred on behalf of Zions Bancorp.

        11.2. Mutual Cooperation. Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in: (a) carrying out the provisions of this Agreement, (b) expeditiously making all filings and obtaining all necessary governmental approvals, and (c) expeditiously executing and delivering, or causing to be executed and delivered, such governmental notifications and additional documents and instruments and doing or causing to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby. Each party shall promptly provide to the other party or parties not affiliated with it a copy of the publicly available portion of each substantive regulatory application, notice, or waiver request it shall file with any regulatory authority in connection with the transactions contemplated by this Agreement and a copy of the publicly available portion of each substantive item of correspondence between it and any regulatory authority with whom such an application, notice, or waiver request has been filed, provided that the correspondence relates primarily to such application, notice, or waiver request. Each party shall promptly apprise the other party of material developments in connection with the processing of such applications, notice, and waiver requests that are likely to affect the date of receipt of any approval, consent, or waiver required in connection with the transactions contemplated by this Agreement.

        11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

        11.4. Confidentiality. Zions Bancorp, Val Cor, Valley, the Company, the Bank, and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp, Val Cor, Valley, the Company, the Bank, nor their respective subsidiaries shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any other party. Zions Bancorp, Val Cor, and Valley, on the one hand, and the Company and the Bank, on the other hand, shall maintain as strictly confidential all information each of them learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

        11.5. Claims of Brokers.

             (a) Each of the Company and the Bank shall indemnify, defend, and hold Zions Bancorp, Val Cor, and Valley harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its or his acts in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or him or on its or his behalf with respect to Zions Bancorp, Val Cor, or Valley.

             (b) Each of Zions Bancorp, Val Cor, and Valley shall indemnify, defend, and hold the Company and the Bank harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to the Company or the Bank.

        11.6. Information for Applications and Registration Statement.

             (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other parties, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

             (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every party, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

        11.7.   Standard of Materiality.

             (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of the Company as of September 30, 1997, as determined in accordance with generally accepted accounting principles.

             (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Zions Bancorp as of September 30, 1997, as determined in accordance with generally accepted accounting principles.

             (c) For other purposes and, notwithstanding subsections (a) and (b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

        11.8.   Covenants of Zions Bancorp.

             (a) From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to the Company.

             (b) Following the Effective Date neither Val Cor nor Valley will take any action to abrogate or diminish any right accorded under the articles of incorporation, bylaws, or resolutions of the board of directors of the Company or the Bank as they existed immediately prior to the

Effective Date to any person who, on or prior to the Effective Date, was a director or officer of the Company or the Bank to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring on or prior to the Effective Date. To the extent not provided by the foregoing, following the Effective Date and to the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation, bylaws, and resolutions of the board of directors of the Company or the Bank to any person who, on or prior to the Effective Date, was a director or officer of the Company or the Bank shall survive the Effective Date and, following the Holding Company Merger and the Bank Consolidation, to the extent permitted by law, Val Cor and Valley will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Date.

        11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

        11.10. Stock Repurchases. The Company and the Bank acknowledge that from time to time Zions Bancorp repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions Bancorp to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions Bancorp.

        11.11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

        11.12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to one another and their undertakings vis-a-vis one another on the subject matter hereof. Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp, Val Cor, Valley, the Company, the Bank, and their respective shareholders, any rights or remedies under or by reason of this Agreement.

        11.13. Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of each party to this Agreement are hereby declared by the other parties to have been relied on by such other parties and shall survive the Effective Date. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

        11.14. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

        11.15. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp, Val Cor, or Valley:

        Zions Bancorporation
        One South Main Street, Suite 1380
        Salt Lake City, Utah  84111

        Attention:     Mr. Harris H. Simmons
                President and Chief Executive Officer

With a required copy to:

        Brian D. Alprin, Esq.
        Duane, Morris & Heckscher LLP
        1667 K Street, N.W., Suite 700
        Washington, D.C.  20006

If to the Company or the Bank:

        SBT Bankshares, Inc.
        111 South Tejon Street
        Colorado Springs, Colorado 80903

        Attention:     Mr. John G. Jackson
                Chairman, President and Chief Executive Officer

With a required copy to:

        John E. Burrus, Esq.
        McKenna & Cuneo, L.L.P.
        370 Seventeenth Street, Suite 4800
        Denver, Colorado  80202


        All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

        11.16. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

        11.17. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

        11.18. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                ZIONS BANCORPORATION



Attest:                                         By:
         -----------------------------              ----------------------------
                  Dale M. Gibbons                          Harris H. Simmons
              Senior Vice President                        President and
                    and Secretary                      Chief Executive Officer



                                                VAL COR BANCORPORATION, INC.



Attest:                                         By:
         -----------------------------              ----------------------------
                                                          Wayne D. Glazner
                                                             President and
                                                       Chief Executive Officer



                                                VALLEY NATIONAL BANK OF CORTEZ



Attest:                                         By:
         -----------------------------              ----------------------------
                                                         R. Lance Michaels
                                                    Executive Vice President and
                                                       Chief Executive Officer

                                                SBT BANKSHARES, INC.



Attest:                                                      By:
         -----------------------------              ----------------------------
                                                          John G. Jackson
                                                      Chairman, President and
                                                       Chief Executive Officer




                                                STATE BANK AND TRUST OF COLORADO
                                                SPRINGS



Attest:                                         By:
         -----------------------------              ----------------------------
                                                          John G. Jackson
                                                      Chairman, President and
                                                       Chief Executive Officer

------------------------------------------------
                                                )
State of Utah                                   )
                                                )       ss.
County of Salt Lake                             )
                                                )
------------------------------------------------

          On this nineteenth day of December, 1997, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                                --------------------------------
                                                         Notary Public

------------------------------------------------
                                                )
State of Colorado                               )
                                                )       ss.
County of Montezuma                             )
                                                )
------------------------------------------------

          On this nineteenth day of December, 1997, before me personally appeared Wayne D. Glazner, to me known to be the President and Chief Executive Officer of Val Cor Bancorporation, Inc., and R. Lance Michaels, to me known to be the Executive Vice President and Chief Executive Officer of Valley National Bank of Cortez, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath each stated that he was authorized to execute said instrument and that the respective seals affixed are the respective corporate seals of said corporations.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                --------------------------------
                                                          Notary Public

------------------------------------------------
                                                )
State of Colorado                               )
                                                )       ss.
County of El Paso                               )
                                                )
------------------------------------------------

          On this nineteenth day of December, 1997, before me personally appeared John G. Jackson, to me known to be the Chairman, President and Chief Executive Officer of SBT Bankshares, Inc. and the Chairman, President and Chief Executive Officer of State Bank and Trust of Colorado Springs, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seals affixed are the respective corporate seals of said corporations.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                --------------------------------
                                                          Notary Public

        The undersigned members of the Board of Directors of SBT Bankshares, Inc. (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of the Company.

        The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or State Bank and Trust of Colorado Springs.




---------------------------------               --------------------------------



---------------------------------               --------------------------------



---------------------------------               --------------------------------



---------------------------------               --------------------------------

                                  SCHEDULE 1.8


                    Berg Family Limited Liability Corporation
                                  Buck Blessing
                                Leonard L. Buresh
                                Robert A. Cadigan
                                Craig D. Engelage
                                  Hal Hollister
                                 John G. Jackson
                              Ashton James Kalhorn
                                Randy R. Kilgore
                                 Gary L. Markle
                                Scott E. Pursley

                                    EXHIBIT I

                        HOLDING COMPANY MERGER AGREEMENT

                               AGREEMENT OF MERGER


          This Agreement of Merger is made and entered into as of [__________________], 1997, between VAL COR BANCORPORATION, INC. ("Val Cor"), a corporation organized under the laws of the State of Colorado, and SBT BANKSHARES, INC. (the "Company"), a corporation organized under the laws of the State of Colorado. Val Cor and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

          Val Cor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_______________], 1998, the authorized capital stock of Val Cor consisted of [________] shares of Common Stock, [_______] par value, of which [_________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date. All of the capital stock of Val Cor is owned of record and beneficially by Zions Bancorporation, a corporation organized under the laws of the State of Utah ("Zions Bancorp").

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_____________] 1998, the authorized capital stock of the Company consisted of [_________] shares of Company Common Stock, [______] par value (the "Company Common Stock"), of which [_________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

          Val Cor and the Company have entered into an Agreement and Plan of Reorganization, dated December 19, 1997 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Val Cor (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

          The Boards of Directors of each of Val Cor and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Val Cor and the Company have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of Val Cor and the Company respectively for approval.

          At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), as provided herein.

          In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

          1.1. Merger of the Company into Val Cor. The Company shall be merged with and into Val Cor on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Colorado pursuant to section 7-111-105 of the Colorado Business Corporation Act (such date and time being referred to herein as the "Effective Date"), provided that the necessary shareholder approvals have been received.

          1.2. Effect of the Merger.  At the Effective Date:

               (a) The Company and Val Cor shall be a single corporation, which shall be Val Cor. Val Cor is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

               (b) The separate existence of the Company shall cease.

               (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Colorado Business Corporation Act.

               (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

               (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place.

The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

               (f) The Articles of Incorporation of Val Cor as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Colorado law.

               (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Common Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

          1.3. Acts to Carry Out This Merger Plan.

               (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Val Cor and otherwise to carry out the purposes of this Agreement.

               (b) If, at any time after the Effective Date, Val Cor shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Val Cor its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Val Cor as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Val Cor an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Val Cor and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Val Cor are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE II

          2.1. Capitalization. The authorized shares of capital stock of Val Cor as of the Effective Date shall be [_______] shares of Common Stock, [_____] par value.

          2.2. Bylaws. The Bylaws of Val Cor as they exist immediately prior to the Effective Date shall be the Bylaws of Val Cor until later amended pursuant to Colorado law.


                                   ARTICLE III

          3.1. Manner of Converting Shares.

               (a) Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the product of the Consideration Number and the Collar Factor by the sum of the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date and the Option Equivalent Number.

               (b) As used in paragraph (a) of this section 3.1:

                   (i) the term "Consideration Number" means 625,000, except that if the total shareholders equity of the Company at December 31, 1997, determined in accordance with paragraph (c) of this section 3.1, shall be less than $5,000,000, then the "Consideration Number" shall be the difference between 625,000 and the number calculated by dividing the difference between $5,000,000 and the total shareholders equity of the Company at December 31, 1997, determined in accordance with paragraph (c) of this section 3.1, by $40.00;

                   (ii) if the average (rounded to the nearest penny) of the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree, for each of the fifteen trading days ending on the fifth trading day before the Effective Date (the "Average Closing Price") is:

                        (A) less than $34.00, the Collar Factor shall be a fraction the numerator of which is $34.00 and the denominator of which is the Average Closing Price;

                        (B) more than $46.00, the Collar Factor shall be a fraction the numerator of which is $46.00 and the denominator of which is the Average Closing Price; and

                        (C) not less than $34.00 and not more than $46.00, the Collar Factor shall be One;

                   (iii) the term "Option Equivalent Number" means the number reached by summing the following values as calculated for each option to purchase one share of Company Common Stock which is outstanding and unexercised at the Effective Date: (A) the difference between the Value-Per-Share Factor and the exercise price of that option (or, if a greater number, zero) divided by (B) the Value-Per-Share Factor; and

                   (iv) the term "Value-Per-Share Factor" means a number of dollars and cents calculated by means of the following equation--

                   "Value-Per-Share Factor" = ( V + ( O x P )
                                              ---------------
                                                  ( O + S )

--where:

                        (A) V equals the product of the Consideration Number, the Collar Factor, and the Average Closing Price;

                        (B) O equals the number of shares of Company Common Stock that are subject to a stock option (whether vested or unvested) to be purchased, which option is outstanding and unexercised at the Effective Date;

                        (C) P equals the per-share average of the exercise prices of all stock options (whether vested or unvested) to purchase shares of Company Common Stock, which options are outstanding and unexercised at the Effective Date; and

                        (D) S equals the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

               (c) Total shareholders equity of the Company at December 31, 1997 shall be determined for purposes of paragraph (b) of this section 3.1 in accordance with generally accepted accounting principles, except that:

                   (i) the credit to shareholders equity caused by any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business, but excluding the sale of securities in connection with the ongoing securities-sale program carried out by the Company or the Bank with Merrill Lynch), all of which shall be determined in accordance with generally accepted accounting principles, occurring between October 1, 1997 and December 31, 1997, shall be excluded;

                   (ii) the unrealized gain or loss on available-for-sale securities of the Company or the Bank, net of tax, which is recorded as an adjustment to shareholders equity pursuant to Statement of Financial Accounting Standards No. 115 shall be excluded; and

                   (iii) the expense, through the Effective Date, net of taxes, of the investment bankers, consultants, brokers and finders who will have rendered services to the Company or the Bank through the Effective Date (except the services of attorneys and accountants rendering services in such capacities) shall be recognized as an expense of the Company during the period between October 1, 1997 and December 31, 1997, except to the extent that any of the same shall have been recognized as an expense of the Company prior to September 30, 1997.

          3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times $40.00. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

          3.3. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 3.4 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof.

          3.4. Designation of Exchange Agent.

               (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

               (b) Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Common Stock in accordance with this Agreement.

          3.5. Notice of Exchange. Within five business days after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 3.5, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

          3.6. Treatment of Stock Options. Each stock option (whether vested or unvested) to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be converted into an option to purchase, on the same terms as the option to purchase Company Common Stock, and with the same dates of exercisability and of expiration, that number of shares of Zions Bancorp Stock equal to the number of shares of Company Common Stock which the holder of such option would be entitled to receive under Section 3.1 of this Agreement had such option been exercised immediately preceding the Effective Date. The applicable per-share option price in effect immediately prior to the Effective Date shall be adjusted to an amount equal to the quotient obtained by dividing that option price by the number of shares of Zions Bancorp Stock which the holder of one share of Company Common Stock would be entitled to receive under Section 3.1 of this Agreement.


                                   ARTICLE IV

          4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

          4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

          4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

          4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

          4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

          4.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Val Cor and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                VAL COR BANCORPORATION, INC.



Attest:                                         By:
       -----------------------                      ----------------------------
                                                         Wayne D. Glazner
                                                           President and
                                                       Chief Executive Officer



                                                SBT BANKSHARES, INC.



Attest:                                         By:
       -----------------------                      ----------------------------
                                                            John G. Jackson
                                                      Chairman, President and
                                                       Chief Executive Officer

-----------------------------------------
                                         )
State of Colorado                        )
                                         )        ss.
County of Montezuma                      )
                                         )
-----------------------------------------

          On this [__________] day of December, 1997, before me personally appeared Wayne D. Glazner, to me known to be the President and Chief Executive Officer of Val Cor Bancorporation, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                --------------------------------
                                                          Notary Public

-----------------------------------------
                                          )
State of Colorado                         )
                                          )        ss.
County of El Paso                         )
                                          )
-----------------------------------------

          On this [_________] day of December, 1997, before me personally appeared John G. Jackson, to me known to be the Chairman, President and Chief Executive Officer of SBT Bankshares, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                --------------------------------
                                                          Notary Public

                                   EXHIBIT II

                          BANK CONSOLIDATION AGREEMENT

                           AGREEMENT OF CONSOLIDATION


          This Agreement of Consolidation is made and entered into as of [____________], 1998, between VALLEY NATIONAL BANK OF CORTEZ ("Valley"), a national banking association organized under the laws of the United States, and STATE BANK AND TRUST OF COLORADO SPRINGS (the "Bank"), a banking corporation organized under the laws of the State of Colorado. Valley and the Bank are hereinafter sometimes individually called a "Constituent Association" and collectively called the "Constituent Associations."

                                    RECITALS

          Valley is a national banking association duly organized, validly existing and in good standing under the laws of the United States. As of [____________], 1998, the authorized capital stock of Valley consisted of 600,000 shares of Common Stock, $5.00 par value ("Valley Common Stock"), of which 354,000 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

          The Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_____________], 1998, the authorized capital stock of the Bank consisted of [________] shares of Bank Common Stock, [_______] par value (the "Bank Common Stock"), of which [________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

          Valley and the Bank have entered into an Agreement and Plan of Reorganization, dated December 19, 1997 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the consolidation of the Bank with Valley into a new national banking association (the "Consolidated Association") (the consolidation of the Bank and Valley into the Consolidated Association hereinafter referred to as the "Bank Consolidation") in accordance with this Agreement of Consolidation (the "Agreement").

          The Boards of Directors of each of Valley and the Bank deem the Consolidation advisable and in the best interests of each association and its stockholders. The Boards of Directors of each of Valley and the Bank, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Valley and the Bank, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Valley and the Bank have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of Valley and the Bank respectively for approval.

          At the Effective Date (as defined in Section 1.1 below) shares of Bank Common Stock and Valley Common Stock shall be converted into the right to receive shares of the common stock of Consolidated Association, $5.00 par value (the "Consolidated Association Common Stock"), as provided herein.

          In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

          1.1. Consolidation of the Bank with Valley. The Bank shall be consolidated with Valley into the Consolidated Association the date and at the time to be specified in the Articles of Consolidation to be filed with the Comptroller of the Currency pursuant to the National Bank Act (such date and time being referred to herein as the "Effective Date"), provided that the necessary shareholder approvals have been received.

          1.2.     Effect of the Merger.  At the Effective Date:

                   (a) The Bank and Valley shall be consolidated into a single association, which shall be Consolidated Association under a new national bank charter issued by the Comptroller of the Currency pursuant to the National Bank Act

                   (b) The separate existence of the Bank and Valley shall cease.

                   (c) The currently outstanding 354,000 shares of Valley Common Stock shall be canceled and immediately converted into the right to receive, subject to the terms and conditions set forth hereinafter, shares in the Consolidated Association. Each holder of the shares of Valley Common Stock shall be entitled to receive, in exchange for each share of Valley Common Stock held of record by such shareholder as of the Effective Date, one share of Consolidated Association Common Stock.

                   (d) The currently outstanding [_______] shares of Bank Common Stock shall be canceled and immediately converted into the right to receive, subject to the terms and conditions set forth hereinafter, shares in the Consolidated Association. Each holder of shares of Bank Common Stock shall be entitled to receive, in exchange for each share of Bank Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Consolidated Association Common Stock calculated by, first, dividing the tangible book value of Valley by the number of shares of Valley Common Stock that shall be issued and outstanding at the Effective Date, and second, dividing the tangible book value of the Bank by the number so reached, and third, dividing the number so reached by the total number of shares of Bank Common Stock that shall be issued and outstanding at the Effective Date.

                   (e) Consolidated Association will not issue fractional shares of its stock. In lieu of fractional shares of Consolidated Association Common Stock, if any, each shareholder of the Bank or of Valley who is entitled to a fractional share of Consolidated Association Common Stock shall receive an amount of cash equal to the product of such fraction times the tangible book value per share of Valley Common Stock immediately preceding the Effective Date. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

                   (f) The Consolidated Association shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a national banking association organized under the National Bank Act.

                   (g) The Consolidated Association shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Associations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Associations shall be taken and deemed to be transferred to and vested in the Consolidated Association without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Associations shall not revert or be in any way impaired by reason of the Consolidation.

                   (h) The Consolidated Association shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Associations; and any claim existing or action or proceeding pending by or against either of the Constituent Associations may be prosecuted as if the Consolidation had not taken place, or the Consolidated Association may be substituted in its place. The Consolidated Association expressly assumes and agrees to perform all of the liabilities and obligations of the Consolidated Association. Neither the rights of creditors nor any liens upon the property of either Constituent Association shall be impaired by the Consolidation.

                   (i) The name of the Consolidated Association shall be "[__________]."

                   (j) The business of the Consolidated Association shall be conducted at its main office at [________] and at its legally established branches.

                   (k) The authorized shares of capital stock of the Consolidated Association shall be [_______] shares of Common Stock, $5.00 par value.

                   (l) At and after the Effective Date, the Board of Directors of the Consolidated Association will be composed of the following persons:

                            [______________________]
                            [______________________]
                            [______________________]
                            [______________________]
                            [______________________]
                            [______________________]
                            [______________________]
                            [______________________]

          The Board of Directors of the Consolidated Association as so constituted shall serve until the next annual meeting or until such time as their successors have been elected and have qualified.

          (m) At and after the Effective Date, the Articles of Association of the Consolidated Association shall read in their entirety as set forth in Attachment A hereto until later amended pursuant to the laws of the United States and the provisions hereof.

          (n) At and after the Effective Date, the Bylaws of the Consolidated Association shall read in their entirety as set forth in Attachment B hereto until later amended pursuant to the laws of the United States and the provisions thereof.

          1.3. Acts to Carry Out This Consolidation Plan.

               (a) The Bank and its proper officers and directors and Valley and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in the Consolidated Association and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE II

          2.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

          2.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

          2.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

          2.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

          2.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto.

          2.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Valley and the Bank at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                VALLEY NATIONAL BANK OF CORTEZ



Attest:                                         By:
       -------------------------                   -----------------------------
                                                         R. Lance Michaels
                                                    Executive Vice President and
                                                       Chief Executive Officer



                                                STATE BANK AND TRUST OF COLORADO
                                                SPRINGS



Attest:                                         By:
       -------------------------                   -----------------------------
                                                          John G. Jackson
                                                     Chairman, President and
                                                      Chief Executive Officer

--------------------------------------------
                                            )
State of Colorado                           )
                                            )        ss.
County of Montezuma                         )
                                            )
--------------------------------------------

          On this [____________] day of [____________], 1998, before me personally appeared R. Lance Michaels, to me known to be the Executive Vice President and Chief Executive Officer of Valley National Bank of Cortez, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                --------------------------------
                                                          Notary Public

--------------------------------------------
                                            )
State of Colorado                           )
                                            )        ss.
County of El Paso                           )
                                            )
--------------------------------------------

          On this [____________] day of [___________], 1998, before me personally appeared John G. Jackson, to me known to be the Chairman, President and Chief Executive Officer of State Bank and Trust of Colorado Springs, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                            ------------------------------------
                                                         Notary Public

                                                                    ATTACHMENT A

                             ARTICLES OF ASSOCIATION

                            [______________________]

                                Denver, Colorado


          For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned does enter into the following Articles of Association:

          FIRST. The title of this association shall be [________________].

          SECOND. The main office of the association shall be in Denver, County of Denver, State of Colorado. The general business of the association shall be conducted at its main office and its branches.

          THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Any vacancy in the board of directors may be filled by action of the directors or the shareholders of the association.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

          Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          o        The name and address of each proposed nominee.

          o        The principal occupation of each proposed nominee.

          o The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

          o        The name and residence address of the notifying shareholder.

          o The number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

          FIFTH. The authorized amount of capital stock of this association shall be [_________] shares of common stock of the par value of Five Dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.

          If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorize.

          The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

          SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice chairpersons and vice presidents; and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

          The board of directors shall have the power to:

          o Define the duties of the officers and employees of the association.

          o         Fix the salaries to be paid to the officers and employees.

          o         Dismiss officers and employees.

          o Require bond from officers and employees and to fix the penalty thereof.

          o Regulate the manner in which any increase of the capital of the association shall be made.

          o Manage and administer the business and affairs of the association.

          o         Make all bylaws that it may be lawful for the board to make.

          o Generally to perform all acts that are legal for a board of directors to perform.

          SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Denver, Colorado, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location, without the approval of the shareholders.

          EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

          NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States or the bylaws of the association, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association.

          TENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

          IN WITNESS WHEREOF, I have herewith set my hand this _______ day of ______, 1998.


                                            VAL COR BANCORPORATION, INC.


                                            By:
                                               ---------------------------------
                                                      Wayne D. Glazner
                                                        President and
                                                  Chief Executive Officer

ATTEST: ___________________________

                                                                  ATTACHMENT B


                                    BYLAWS OF

                             [____________________]



                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

          Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, [ ], City of Denver, State of Colorado, or such other place as the board of directors may designate, at 3:00 p.m. local time on the third Tuesday in February of each year, or if that date falls on a legal holiday in the State of Colorado, on the next following banking day or at such other time as may be determined by the board of directors of the association. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the association, unless notice of the meeting is waived by such shareholder. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, the board of directors shall order the election to be held on some subsequent date as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner provided for the annual meeting. If, for any cause, the directors fail to fix the date, shareholders representing two thirds of the shares of the association may fix the date.

          Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting, unless notice of the meeting is waived by such shareholder.

          The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

          A special meeting may be called by the shareholders of the association to amend the bylaws irrespective of whether the bylaws may be amended by the board in the absence of shareholder approval.

          Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          (1) The name and address of each proposed nominee.

          (2) The principal occupation of each proposed nominee.

          (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

          (4) The name and residence address of the notifying shareholder.

          (5) The number of shares of capital stock of the association owned by the notifying shareholder.

          Nominations not made in accordance wherewith may, in his or her discretion, be disregarded by the chairman of the meeting, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

          Section 1.4. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the results thereof.

          Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

          Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 9.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Section 9.2.

          Section 1.7. Action Without a Meeting. Any action permitted or required to be taken at a meeting of the stockholders, or of a class of stockholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the association.

          Section 1.8. Bank Holding Company as Sole Shareholder. In the event that all shares of the association are owned by a bank holding company, such shareholder shall be deemed hereunder to waive the receipt of notice of the annual meeting and any special meeting of shareholders of the association, or of any adjournment thereof, otherwise required pursuant to Sections 1.1 and 1.2 hereof, respectively, without further action of any kind by such shareholder or the association.


                                   ARTICLE II

                                    DIRECTORS

          Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board") shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

          Section 2.2. Number. The board shall consist of not less than five nor more than 25 shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof or by shareholder action in lieu thereof; provided, however, that a majority of the full board of directors of the association may not increase the number of directors to a number which (a) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less; and (b) exceeds by more than four the number of directors last elected by shareholders where such number was 16 or more; but in no event shall the number of directors exceed 25.

          Section 2.3. Organization Meeting. The secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

          Section 2.4. Regular Meetings. The regular meetings of the board of directors shall be held, without notice, on the third Tuesday of each month at the main office or other such place as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

          Section 2.5. Special Meetings. Special meetings of the board of directors may be called by the chairperson, any vice chairperson or the president of the association, at the request of three or more directors or at the request of one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the association. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, facsimile or in person, of each special meeting.

          Section 2.6. Quorum. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7.

          If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

          Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2 of this article, or by shareholder action in lieu of such meeting. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

          A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

          Section 2.8. Directors' Fees. Fees to be paid to members of the board for attendance at regular and special meetings will be set by board resolution.

          Section 2.9. Director's Business with Association. In the interest of complete objectivity during board deliberations, a director must absent himself or herself when that director's business with the association is being discussed and voted upon.

          Section 2.10. Term. The directors of the association shall hold office for one year or until their successors are elected and have qualified.


                                   ARTICLE III

                             COMMITTEES OF THE BOARD

       Section 3.1. Appointment of Committees. The board of directors may appoint, from time to time, from its own members, committees of one or more persons, for such purposes and with such powers as the board may determine. Provisions of the articles of association and bylaws governing place of meeting, notice of meeting, quorum and voting requirements of the board of directors apply to all committees approved by the board and their members. The board must formally ratify written policies authorized by each committee appointed by it before such policies may become effective.

          Notwithstanding the foregoing, a committee may not:

          (1) Authorize distributions of assets or dividends.

          (2) Approve action required to be approved by shareholders.

          (3) Fill vacancies on the board of directors or any of its committees.

          (4) Amend articles of association.

          (5) Adopt, amend or repeal bylaws.

          (6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

          Section 3.2. Fees of Committee Members. Fees to be paid to members of committees of the board for attendance at regular and special meetings will be set by board resolution.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

          Section 4.1. Chairperson of the Board. The board of directors shall appoint one of its members to be the chairperson of the board (the "chairperson") to serve at its pleasure. Such person shall preside at all meetings of the board of directors and of the shareholders. The chairperson shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

          Section 4.2. Vice Chairperson of the Board. The board of directors shall have the right to appoint one or more of its members to be vice chairperson of the board (the "vice chairperson"), to serve at the pleasure of the board. The vice chairperson shall preside at all meetings of the board and the shareholders in the absence of the chairperson. The vice chairperson shall also have and may exercise all powers and duties as from time to time may be conferred upon or assigned to the vice chairperson by the board.

          Section 4.3. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson and the vice chairperson, the president shall preside at any meeting of the board or the shareholders. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.

          Section 4.4. Executive Vice Presidents. The board may appoint one or more executive vice presidents. The executive vice presidents shall have and exercise such duties as may be delegated or conferred by the board of directors, and one of them may be designated by the board to exercise the duties of the president in the event of the absence and unavailability of the president.

          Section 4.5. Senior Vice Presidents. The board of directors may appoint one or more senior vice presidents. Each senior vice president shall have such powers and duties as may be assigned by the board of directors, the chairperson, any vice chairperson or the president.

          Section 4.6. Vice Presidents. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned to the vice president by the board or the chairperson, any vice chairperson, president or any executive vice president.

          Section 4.7. Secretary. The board of directors shall appoint a secretary or other designated officer who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board.

          Section 4.8. Other Officers. The board of directors may appoint one or more cashiers, controllers, second vice presidents, assistant vice presidents, trust officers, assistant secretaries, assistant cashiers, assistant controllers, managers and assistant managers of branches and such other officers and attorneys-in-fact as from time to time may appear to the board to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairperson, any vice chairperson, the president or any executive vice president. The board may authorize an officer to appoint one or more officers or assistant officers.

          Section 4.9. Holding of More Than One Office. Any person may hold more than one office, except that the office of president and the office of secretary may not be held by the same person.

          Section 4.10. Tenure of Office. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

          Section 4.11. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

          Section 4.12. Clerks and Agents. The board empowers the president and such officers as the president may designate to appoint paying tellers, receiving tellers, note tellers, vault custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the association, and to define their duties, conditions of employment, fix salaries to be paid and dismiss them.


                                    ARTICLE V

                                TRUST DEPARTMENT

          Section 5.1. Trust Department. There shall be a department of the association known as the Trust Department which shall perform the fiduciary responsibilities of the association.

          Section 5.2. Trust Officer. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all fiduciary activities. Such persons shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connection with fiduciary matters.

          The board of directors may appoint other trust officers as it may deem necessary, with such duties as may be assigned.

          Section 5.3. Trust Audit and Investment Committee. There shall be a trust audit and investment committee of this association composed of three or more members, exclusive of any active officers of the association, who shall be capable and experienced directors or officers of the association.

          (a) Audits. The trust audit and investment committee shall, at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the association's fiduciary activities or cause suitable audits to be made by auditors responsible only to the board of directors, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

          (b) Investments. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust audit and investment committee, and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the association has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

          Section 5.4. Trust Department Files. There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

          Section 5.5. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

          Section 6.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

          Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

          The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.


                                   ARTICLE VII

                                 CORPORATE SEAL

          The president, the secretary or any assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                  (impression)
                                     ( of )
                                    ( Seal )


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          Section 8.1. Fiscal Year. The fiscal year of the association shall be the calendar year.

          Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson, any vice chairperson, the president, any executive vice president, senior vice president or vice president or the secretary, or the cashier, or, if in connection with exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 8.2 are supplementary to any other provision of these bylaws.

          Section 8.3. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.

          Section 8.4. Banking Hours. The main office of the association and the branches will be open during hours designated by the board of directors. The main office and all branches will be closed on Sundays and days recognized by the State of Colorado and by the laws of the United States as legal holidays.

          Section 8.5. Payment of Ransom. Any funds paid to accomplish the release, whether or not achieved, of a director, officer or other employee of the association (or any subsidiary of the association) or any member of his or her family as the result of a ransom demand, shall be considered as an expense to the association in its efforts to safeguard the lives of any director, officer or other employee which the association considers to be its obligation. In no way shall such funds so paid be considered as remuneration to the person so ransomed, nor to the person receiving the ransom demand.

          Section 8.6. Law to Govern Corporate Procedure. The corporate procedures to be followed by the association shall be those prescribed in the Utah Business Corporation Act, Utah Code Ann. ss. 16-10a-101, et seq., or in any successor provision of law (the "Utah Business Corporation Act") except to the extent inconsistent with the federal banking laws of the United States or the regulations or legal interpretations of the Comptroller of the Currency adopted thereunder. To the extent of any inconsistency between any provision of these bylaws and any provision of the Utah Business Corporation Act, the relevant provision of that act shall govern.

          Section 8.7. Indemnification of Directors, Officers, Employees and Agents. The directors, officers, employees and agents of the association shall be indemnified to the fullest extent permitted, and within the parameters established, by the Utah Business Corporation Act, as such rights may be limited or restricted by Section 18(k) of the Federal Deposit Insurance Act or any successor provision of law, or by the regulations and legal interpretations adopted by the Federal Deposit Insurance Corporation thereunder.

                                   ARTICLE IX

                                     BYLAWS

          Section 9.1. Inspection. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

          Section 9.2. Amendments. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by its board of directors.



          I, ________________, certify that: (1) I am the duly constituted secretary of [_____________], and secretary of its board of directors, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the association, and all of them are now lawfully in force and effect.

          I have hereunto affixed my official signature and the seal of the association, in the City of Denver, State of Colorado, on this _____________ day of ______________, 1998.


                                                        ________________________

                                   EXHIBIT III

                                VOTING AGREEMENT

                                December 19, 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

          The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization with SBT Bankshares, Inc. (the "Company") (the "Agreement"). The Agreement provides for the merger of the Company with and into Val Cor Bancorporation, Inc., a wholly-owned subsidiary of Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Stock into Zions Bancorp Common Stock and cash in lieu of fractional shares in accordance with the formula therein set forth.

          In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by Section 4.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

          The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

          (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an

Zions Bancorporation
December 19, 1997
Page 2



affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

          (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

          It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or a member of the Board of Directors of State Bank and Trust of Colorado Springs, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another (unless such other person is affiliated with the undersigned or is bound by an agreement with Zions Bancorp substantially similar to this agreement), and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                            Very truly yours,



                                            ________________________________

Zions Bancorporation
December 19, 1997
Page 3



Accepted and Agreed to:
ZIONS BANCORPORATION


By:___________________________

Title:________________________

Zions Bancorporation
December 19, 1997
Page 4




Name of Shareholder:


                 Shares of Common Stock of SBT Bankshares, Inc.
                               Beneficially Owned
                             As of December 19, 1997


  Name(s) of                                                                       Number of
Record Owner(s)                        Beneficial Ownership 1/                      Shares
---------------                        -----------------------                      ------










----------
     1/ For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust and other than a fiduciary capacity on behalf of a person who is affiliated with the shareholder or is bound by an agreement with Zions Bancorp substantially similar to this agreement) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares.

                                   EXHIBIT IV

                          FORM OF OFFICER'S CERTIFICATE

                                   CERTIFICATE
                       PURSUANT TO SECTION [4.2] [5.2] OF
                      AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, [____________], [________] of [_______________],
pursuant to Section [ ] of the Agreement and Plan of Reorganization, dated as of December 19, 1997, by and among Zions Bancorporation, Val Cor Bancorporation, Inc., Valley National Bank of Cortez, SBT Bankshares, Inc., and State Bank and Trust of Colorado Springs (the "Agreement"), does hereby certify that as of the date hereof:

          (a) Subject to paragraph (b) below, all representations and warranties of [_________________] contained in the Agreement are true and correct in all material respects as though made or given as of the date hereof.

          (b) All representations and warranties of [_____________] which specifically relate to an earlier date were true and correct in all material respects as of such earlier date.

          (c) All covenants and obligations to be performed or met by [____________] on or prior to the date hereof have been performed or met.

          IN WITNESS WHEREOF, the undersigned officer of [______________] has hereunto set his hand as of the [_______]th day of [_____________], 1998.

                                    EXHIBIT V

                       OPINION OF McKENNA & CUNEO, L.L.P.

                           [__________________], 1998


Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Val Cor Bancorporation, Inc.
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

Valley National Bank of Cortez
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

       Re: Merger of SBT Bankshares, Inc. With Val Cor Bancorporation, Inc., In Exchange for Stock of Zions Bancorporation; Consolidation of State Bank and Trust of Colorado Springs With Valley National Bank of Cortez

Mesdames and Gentlemen:

          We are special counsel to SBT Bankshares, Inc., a Colorado corporation (the "Company"), and its subsidiary, State Bank and Trust of Colorado Springs, a banking corporation organized under the laws of the State of Colorado with its head office located at Colorado Springs, County of El Paso, State of Colorado (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with Val Cor Bancorporation, Inc. ("Val Cor"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorporation ("Zions Bancorp") and cash, and the consolidation (the "Bank Consolidation") of the Bank with Valley National Bank of Cortez ("Valley"), pursuant to an Agreement and Plan of Reorganization dated December 19, 1997 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Consolidation by and between Val Cor

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[_______________], 1998
Page 2



and the Company (the "Holding Company Merger Agreement") and the Agreement of Consolidation by and between the Bank and Valley (the "Bank Consolidation Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Consolidation Agreement to be referred to collectively as the "Agreements").

          This opinion is provided to you pursuant to Section 4.3 of the Agreement.

          In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and bylaws of the Company and the articles of incorporation or association and bylaws of the Bank; the minutes of certain meetings of the respective boards of directors of the Company and the Bank; and such other corporate documents and corporate records of the Company and the Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and the Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp, Val Cor, and Valley contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

          We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than (a) the Company, (b) the Bank, and (c) those persons or entities waiving rights pursuant to the waivers of preemptive rights delivered to Zions Bancorp pursuant to Section 4.13 of the Agreement (the "Waiving Shareholders") who are not natural persons, had the corporate power and authority to enter into and perform all obligations thereunder and, as to all parties other than the Company and the Bank and the Waiving Shareholders, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. To the extent that the opinions set forth herein address matters which

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 3



are governed by the law of any jurisdiction other than the state of Colorado, we have assumed that the law of such jurisdiction is identical to that of Colorado, including federal law applicable within Colorado.

          Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

          (a)      Organization, Powers and Qualifications.

                   (i) The Company is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

                   (ii) The Bank is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable. All issued and outstanding shares of the Bank are held of record by the Company directly, free and clear of any adverse claims.

          (b) Execution and Performance of Agreements. Each of the Company and the Bank has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

          (c) Absence of Violations. To the best of our knowledge, neither the Company nor the Bank is in violation of its articles of incorporation or its bylaws, or any law, regulation, ordinance, order, or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over it in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or the Bank or the

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 4



observance or performance by the Company or the Bank of the terms of any of the Agreements to which it is a party.

          (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by either the Company or the Bank of any of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the respective articles of incorporation or bylaws of the Company or the Bank, or any agreement or instrument to which the Company or the Bank is a party (or which is binding on either of them or its assets) or by which the Company or the Bank is bound, and will not result in the creation of any lien on, or security interest in, any of the assets of either of them.

          (e) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, has been duly executed and delivered by each of the Company and the Bank, and constitutes a valid, legal, and binding obligation of the Company and the Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator, or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of either the Company or the Bank are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

          (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations, or declarations) that have been obtained, the execution and delivery by the Company and the Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by the Company and the Bank of each of the Agreements to which it is a party, the consummation of the transactions contemplated thereby, and the compliance with and fulfillment of the terms thereof by the Company and the Bank will not require any authorization, consent, approval, or exemption by any person which has not been obtained or any notice or filing which has not been given or done.

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 5



          (g) Preemptive Rights. Each of the waivers of preemptive rights delivered to Zions Bancorp pursuant to Section 4.13 of the Agreement (the "Waivers") by Waiving Shareholders other than natural persons has been duly authorized by all necessary corporate or other action on the part of each such Waiving Shareholder. Each of the Waivers has been duly executed and delivered by the respective Waiving Shareholder and constitutes a valid, legal, and binding obligation of the respective Waiving Shareholder, enforceable against him, her, or it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate or other proceedings on the part of any Waiving Shareholder that is not a natural person are necessary to authorize any Waiver to which it is a signatory.

          (h) Compliance with Securities Laws. The Prospectus/Proxy Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

          With respect to that opinion designated "(c)" above, our knowledge of the matters therein addressed is limited to that derived from conversations with such officers of the Company and the Bank as we have deemed appropriate and our examination of the articles of incorporation and bylaws of the Company and the Bank, Reports of Examination of the Company and the Bank by the Federal Reserve Board dated [________] and [___________] respectively, the Report of Examination of the Bank by the Division of Financial Institutions of the State of Colorado dated [____________], all legal and compliance files of the Company and the Bank, reports by independent accountants for the Company and the Bank since December 31, 1995 (as identified by officers of the Company and/or the Bank), and records of pending litigation in the United States District Court for the District of Colorado and in the District Court for the County of El Paso, State of Colorado. The opinions expressed herein with respect to these matters should not be construed as representing or implying that our knowledge or our opinions based thereon, extend to any matters outside the scope of examination specifically identified above.

          In connection with our participation in the preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 6



reference in the Prospectus/Proxy Statement or the Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, or the Registration Statement as of the effective date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement or Registration Statement which has not been set forth in such amendment or supplement.

          This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                                       Respectfully submitted,

                                   EXHIBIT VI

                 OPINION OF COMPANY AND BANK LITIGATION COUNSEL

                             [______________], 1998



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Val Cor Bancorporation, Inc.
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

Valley National Bank of Cortez
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

      Re: Merger of SBT Bankshares, Inc. With Val Cor Bancorporation, Inc., In Exchange for Stock of Zions Bancorporation

Mesdames and Gentlemen:

          We are special counsel to SBT Bankshares, Inc., a Colorado corporation (the "Company"), and its subsidiary, State Bank and Trust of Colorado Springs, a banking corporation organized under the laws of the State of Colorado with its head office located at Colorado Springs, County of El Paso, State of Colorado (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with Val Cor Bancorporation, Inc. ("Val Cor"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorporation ("Zions Bancorp") and cash, and the consolidation (the "Bank Consolidation") of the Bank with Valley National Bank of Cortez ("Valley"), pursuant to an Agreement and Plan of Reorganization dated December 19, 1997 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Consolidation by and between Val Cor

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 2



and the Company (the "Holding Company Merger Agreement") and the Agreement of Consolidation by and between the Bank and Valley (the "Bank Consolidation Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Consolidation Agreement to be referred to collectively as the "Agreements"). We have been requested by the Company and the Bank to furnish to you our opinion pursuant to Section 4.4 of the Agreement.

          In rendering the opinion that follows, we have examined the Agreements and such other documents and records as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In addition, we have interviewed officers of the Company and the Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In these regards, we have examined and relied upon representations of Zions Bancorp, Val Cor, and Valley contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

          We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

          Based on the foregoing, and solely in reliance thereon, we are of the opinion that: (a) there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against the Company or the Bank which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company or the Bank, or which might materially and adversely affect the properties or assets thereof or which might prevent, hinder or delay the consummation of the transactions contemplated in the Agreements; and (b) all pending legal or governmental proceedings to which the Company or the Bank is a party or to which any of its property or assets is the subject, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[___________________], 1998
Page 3



          This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                             Respectfully submitted,

                                   EXHIBIT VII

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this [______________] day of [______________________], 1998, by and between JOHN
G. JACKSON ("Executive") and [__________________________________], a national banking association organized under the laws of the United States
("[_____________________]").

                        W I T N E S S E T H   T H A T :

          WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of December 19, 1997 by and among Zions Bancorporation, a Utah corporation having its principal office in Salt Lake City, Utah, Val Cor Bancorporation, Inc., a Colorado corporation having its principal office in Cortez, Colorado, Valley National Bank of Cortez, a national banking association organized under the laws of the United States, SBT Bankshares, Inc., a Colorado corporation having its principal office in Colorado Springs, Colorado, and State Bank and Trust of Colorado Springs, a banking corporation organized under the laws of the State of Colorado (the "Bank"), provides that the Bank will be consolidated with [____________] to form a new national banking association ("Consolidated Association");

          WHEREAS, Executive is Chairman, President and Chief Executive Officer of the Bank;

          WHEREAS, Consolidated Association desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

          WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

          WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.10 of the Plan contemplates that Executive will enter into an employment agreement as a condition to the consummation of the transactions described therein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

          1.       Employment; Responsibilities and Duties.

          (a) Consolidated Association hereby agrees to employ Executive, and Executive hereby agrees to serve as [_____________] of Consolidated Association and of any depository institution which is successor-in-interest thereto ("Consolidated Association" hereafter to include any depository institution which is successor-in-interest thereto) during the Term of Employment. Executive shall have such duties, responsibilities, and authority as shall be set forth in the bylaws of Consolidated Association on the date of this Agreement or as may otherwise be determined by Consolidated Association.

          (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder and to the retention of the customer relationships to which the Bank has been a party prior to the date of this Agreement. During the Term of Employment, Executive shall not, without the prior written consent of the Board of Directors of Consolidated Association, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than Consolidated Association or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to civic and charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the Board of Directors of Consolidated Association, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

          2. Term of Employment.

          (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the effective date of the Plan as established pursuant to
Section 2 thereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

              (i) the third anniversary of the Commencement Date, unless the Term of Employment shall be extended by mutual written agreement of Executive and Consolidated Association;

              (ii) the death of Executive;

              (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

              (iv) the discharge of Executive by Consolidated Association "for cause," which shall mean one or more of the following:

                   (A) any willful or gross misconduct by Executive with respect to the business and affairs of Consolidated Association, or with respect to any of its affiliates for which Executive is assigned material responsibilities or duties;

                   (B) the conviction of Executive of a felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by Consolidated Association;

                   (C) Executive's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner; or

                   (D) the breach by Executive of any representation or warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to Consolidated Association or any of its affiliates for which Executive is assigned material responsibilities or duties; or

              (v) Executive's resignation from his position as [ ] of Consolidated Association; or

              (vi) the termination of Executive's employment by Consolidated Association "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), or (iv) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

          (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

              (i) any cash compensation (as hereinafter set forth) payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

              (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(e) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(c) hereof.

          (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

              (i) for the period commencing on the date immediately following the Termination Date and ending upon and including the third anniversary of the Commencement Date, cash compensation payable at the rate established pursuant to section 3(a)(i) hereof, in a manner consistent with the normal payroll practices of Consolidated Association with respect to executive personnel as presently in effect or as they may be modified by Consolidated Association from time to time; and

              (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(e) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(c) hereof.

          3. Compensation. For the services to be performed by Executive for Consolidated Association under this Agreement, Executive shall be compensated in the following manner:

          (a) Cash Compensation.

              (i) During the Term of Employment Consolidated Association shall pay Executive cash compensation which shall not be less than the sum of the aggregate annualized salary paid to Executive by the Bank as of September 30, 1997 and the annual bonus awarded to Executive by the Bank with respect to 1997. Cash compensation shall be payable in accordance with the normal payroll practices of Consolidated Association with respect to executive personnel as presently in effect or as they may be modified by Consolidated Association from time to time.

              (ii) During the Term of Employment Executive shall be eligible to be considered for cash-compensation increases, upon review, in accordance with the compensation policies of Zions Bancorp with respect to executive personnel as presently in effect or as they may be modified by Zions Bancorp from time to time.

          (b) Employee Benefit Plans or Arrangements. During the Term of Employment, Executive shall be entitled to participate in all employee benefit plans of Zions Bancorp, as presently in effect or as they may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

          (c) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of Zions Bancorp as in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, but in no event less than that provided to Executive by the Bank at September 30, 1997.

          (d) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

          (e) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Zions Bancorp as are in effect as of the Commencement Date and as may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries.

          4. Confidential Business Information; Non-Competition.

          (a) Executive acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and Consolidated Association and their affiliates and the like are deemed by Consolidated Association to be and are in fact confidential business information either of Zions Bancorp or Consolidated Association or their affiliates. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Consolidated Association or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or Consolidated Association or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or Consolidated Association or their affiliates. In this regard, Consolidated Association asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Consolidated Association, nor shall he use to the detriment of Consolidated Association or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or Consolidated Association or their affiliates, any confidential business information obtained during the course of his employment by Consolidated Association. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of Zions Bancorp or Consolidated Association or their affiliates.

          (b) Executive hereby agrees that from the Commencement Date until the second anniversary of the Termination Date, Executive will not (i) engage in the banking business other than on behalf of Zions Bancorp or Consolidated Association or their affiliates within the Market Area (as hereinafter defined),
(ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions Bancorp or Consolidated Association or their affiliates) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Consolidated Association or any of its affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this section 4(b).

          (c) Executive acknowledges and agrees that irreparable injury will result to Consolidated Association in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that Consolidated Association will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Consolidated Association may have, Consolidated Association shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Denver County, Colorado, or elsewhere, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

          (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Consolidated Association, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

          (e) As used herein, "Market Area" shall mean El Paso County, Colorado.

          5. Life Insurance. In light of the unusual abilities and experience of Executive, Consolidated Association in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as Consolidated Association may choose. Consolidated Association shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of Consolidated Association, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which Consolidated Association has applied for insurance.

          6. Representations and Warranties.

          (a) Executive represents and warrants to Consolidated Association that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

          (b) Executive represents and warrants to Consolidated Association that the sum of the aggregate annualized salary paid to Executive by the Bank as of September 30, 1997 and the annual bonus awarded to Executive by the Bank with respect to 1997 does not exceed $[__________].

          (c) Executive shall indemnify, defend, and hold harmless Consolidated Association for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which Consolidated Association has incurred or to which Consolidated Association may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) or section 6(b) hereof to be true and correct when made.

          7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Consolidated Association:

          [____________________________]
          [____________________________]
          [____________________________]
          [____________________________]

          Attention:        Chief Executive Officer

With a required copy to:

          Brian D. Alprin, Esq.
          Duane, Morris & Heckscher LLP
          1667 K Street, N.W., Suite 700
          Washington, D.C.  20006

If to Executive:

          Mr. John G. Jackson
          315 West Cheyenne Road
          Colorado Springs, Colorado  80906

With a required copy to:

          Thomas E. Berg, Esq.
          Berniger, Berg, Diver, Noecker & Wood-Ellis, LLC
          90 South Cascade, Suite 310
          Colorado Springs, Colorado  80901

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

          8. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

          9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah and Denver County, Colorado to be proper jurisdictions and venues for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah or Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

          10. Entire Agreement. This Agreement constitutes the entire understanding between Consolidated Association and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and the Bank or any of its affiliates or Consolidated Association or any of its affiliates regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

          11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

          (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

          (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

          12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator or arbitrators shall be seated in Denver, Colorado. The arbitrator or arbitrators shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Colorado. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. The arbitrator or arbitrators shall have the power to award reasonable attorney's fees to a party. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

          13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

          14. Affiliation. A company will be deemed to be "affiliated" with Zions Bancorp, Consolidated Association, or the Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                            [____________________________]



Attest:                                     By:
       -----------------------------           ------------------------------

                                               JOHN G. JACKSON



Witness:
         ---------------------------           ------------------------------

                                  EXHIBIT VIII

                    OPINION OF DUANE, MORRIS & HECKSCHER LLP

                           [___________________], 1998



SBT Bankshares, Inc.
111 South Tejon Street
Colorado Springs, Colorado 80903

State Bank and Trust of Colorado Springs
111 South Tejon Street
Colorado Springs, Colorado 80903

      Re: Merger of SBT Bankshares, Inc. With Val Cor Bancorporation, Inc., In
          Exchange for Stock of Zions Bancorporation

Mesdames and Gentlemen:

          We are special counsel to Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp"), its wholly-owned subsidiary, Val Cor Bancorporation, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Cortez, County of Montezuma, State of Colorado ("Val Cor"), and its subsidiary, Valley National Bank of Cortez, a national banking association organized under the laws of the United States with its head office located at Cortez, County of Montezuma, State of Colorado ("Valley"), in connection with the merger (the "Holding Company Merger") of SBT Bankshares, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Colorado Springs, County of El Paso, State of Colorado (the "Company"), with and into Val Cor in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp and cash pursuant to an Agreement and Plan of Reorganization dated December 19, 1997 (the "Agreement") and an Agreement of Merger dated as of [__________], 1998 (the "Holding Company Merger Agreement"), and in connection with the consolidation (the "Bank Consolidation") of State Bank and Trust of

SBT Bankshares, Inc.
State Bank and Trust of Colorado Springs
[____________________], 1998
Page 2



Colorado Springs, a banking corporation organized under the laws of the State of Colorado, with its head office located at Colorado Springs, County of El Paso, State of Colorado and a wholly-owned subsidiary of the Company (the "Bank"), with Valley pursuant to the Agreement and an Agreement of Consolidation dated as of [___________], 1998 (the "Bank Consolidation Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Consolidation Agreement to be referred to collectively as the "Agreements").

          This opinion is provided to you pursuant to Section 5.3 of the Agreement.

          In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined executed copies of the Agreements and the exhibits and schedules appended thereto; the articles of incorporation or association and bylaws of Zions Bancorp, Val Cor, and Valley; the minutes of certain meetings of the board of directors of Zions Bancorp, Val Cor, and Valley; and such other corporate documents and corporate records of Zions Bancorp, Val Cor, and Valley as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined [ set forth regulatory approvals, consents and waivers ]. In addition, we have interviewed officers of Zions Bancorp, Val Cor, and Valley and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of the Company and the Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

          We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp, Val Cor, and Valley had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp, Val Cor, and Valley, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. To the extent that the opinions set forth herein address matters which are governed by the law of any jurisdiction other

SBT Bankshares, Inc.
State Bank and Trust of Colorado Springs
[____________________], 1998
Page 3



than the state of New York, we have assumed that the law of such jurisdiction is identical to that of New York, including federal law applicable within New York. In rendering the opinion set forth in paragraph (e) hereof, we have assumed that neither the Company nor the Bank is subject to any order or directive from, or memorandum of understanding or similar supervisory agreement entered into with, any bank regulatory authority which would necessitate the receipt of approvals or consents from any such bank regulatory authority prior to consummation of the transactions contemplated in the Agreements other than those approvals and consents contemplated in the Agreement and Plan of Reorganization and those generally applicable to such transactions.

          Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

          (a) Organization, Powers and Qualifications.

              (i) Zions Bancorp is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

              (ii) Val Cor is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

              (iii) Valley is a national banking association which is duly organized, validly existing, and in good standing under the laws of the United States and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of Valley are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened.

          (b) Execution and Performance of Agreements. Each of Zions Bancorp, Val Cor, and Valley has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

          (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp, Val Cor, or Valley of the Agreements nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the respective articles of incorporation or association or bylaws of Zions Bancorp, Val Cor, or Valley.

SBT Bankshares, Inc.
State Bank and Trust of Colorado Springs
[____________________], 1998
Page 4



          (d) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of Zions Bancorp, Val Cor, and Valley, has been duly executed and delivered by each of Zions Bancorp, Val Cor, and Valley, and constitutes a valid, legal, and binding obligation of Zions Bancorp, Val Cor, or Valley, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of any of Zions Bancorp, Val Cor, or Valley are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

          (e) Regulatory Approvals. All approvals or waivers required to be obtained from the Federal Reserve Bank of San Francisco, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Colorado State Banking Board, and the Department of Financial Institutions of the State of Utah to consummate the transactions contemplated by the Agreement have been obtained. Except for those approvals or waivers, the execution and delivery by Zions Bancorp, Val Cor, and Valley of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any bank regulatory authority.

          (f) Issuance of Zions Bancorp Common Stock. The shares of the Common Stock of Zions Bancorp, no par value, to be issued by Zions Bancorp pursuant to the Agreement and the Holding Company Merger Agreement, when issued pursuant to and in accordance with the Agreement and the Holding Company Merger Agreement, will be duly authorized and legally issued, fully paid, and non-assessable.

          (g) Compliance with Securities Laws.

              (i) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

SBT Bankshares, Inc.
State Bank and Trust of Colorado Springs
[____________________], 1998
Page 5



              (ii) The Registration Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

          In connection with our participation in the preparation of the Registration Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement or the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, or the Prospectus/Proxy Statement as of the issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or Prospectus/Proxy Statement and which has not been set forth in such amendment or supplement.

          This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.


                                              Very truly yours,